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                     REVOLVING CREDIT AND GUARANTY AGREEMENT

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                                      Among

                          U.S. OFFICE PRODUCTS COMPANY,
   a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code

                                   AS BORROWER

                                       and

                 THE SUBSIDIARIES OF THE BORROWER NAMED HEREIN, each a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code

                                  AS GUARANTORS

                                       and

                            THE LENDERS PARTY HERETO,

                                      and

                          THE CHASE MANHATTAN BANK,

                                    AS AGENT

                                       and

                  solely for purposes of Section 2.13(a) hereof
                   MAIL BOXES ETC., MAIL BOXES ETC. USA, INC.
                        and GLOBAL MAILBOX EXPRESS, LLC,

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                                  Dated as of March 6, 2001

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

                               TABLE OF CONTENTS


                                                                                     PAGE
                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01. DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . .  . . . . . .  3
SECTION 1.02. TERMS GENERALLY . . . . . . . . . . . . . . . . . . . . . . .  . . . . . 20

                                    ARTICLE 2
                           AMOUNT AND TERMS OF CREDIT

SECTION 2.01. COMMITMENT OF THE DIP LENDERS. . . . . . . . . . . . . . . . . . . . . . 21
SECTION 2.02. AVAILABILITY OF COMMITMENT; BORROWING BASE . . . . . . . . . . . . . . . 21
SECTION 2.03. LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . .  . . . . . 22
SECTION 2.04. ISSUANCE. . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . 24
SECTION 2.05. NATURE OF LETTER OF CREDIT OBLIGATIONS ABSOLUTE. . . . . . . . . . . . . 24
SECTION 2.06. MAKING OF LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
SECTION 2.07. REPAYMENT OF LOANS; EVIDENCE OF DEBT . . . . . . . . . . . . . . . . . . 25
SECTION 2.08. INTEREST ON LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
SECTION 2.09. DEFAULT INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 2.10. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENT. . . . . . . . . . . . . 27
SECTION 2.11. ALTERNATE RATE OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 2.12. REFINANCING OF LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 2.13. MANDATORY PREPAYMENT, COMMITMENT REDUCTION AND TERMINATION; CASH
      COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 2.14. OPTIONAL PREPAYMENT OF LOANS; REIMBURSEMENT OF DIP LENDERS . . . . . . . 30
SECTION 2.15. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. . . . . . . . . . . . . . 31
SECTION 2.16. CHANGE IN LEGALITY . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 2.17. PRO RATA TREATMENT, ETC. . . . . . . . . . . . . . . . . . . . . . . . . 34
SECTION 2.18. TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
SECTION 2.19. CERTAIN FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
SECTION 2.20. COMMITMENT FEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
SECTION 2.21. LETTER OF CREDIT FEES. . . . . . . . . . . . . . . . . . . . . . . . . . 37

SECTION 2.22. NATURE OF FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . .. . 37
SECTION 2.23. PRIORITY AND LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
SECTION 2.24. RIGHT OF SET-OFF . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
SECTION 2.25. SECURITY INTEREST IN LETTER OF CREDIT ACCOUNT. . . . . . . . . . . . . . 40
SECTION 2.26. PAYMENT OF OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . 40
SECTION 2.27. NO DISCHARGE: SURVIVAL OF CLAIMS . . . . . . . . . . . . . . . . . . . . 40
SECTION 2.28. USE OF CASH COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . . . 41
SECTION 2.29. GENERAL PROVISIONS AS TO PAYMENTS . . . . . . . . . . . . . . . .  . . . 41



                                                                                     PAGE
                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01. ORGANIZATION AND AUTHORITY . . . . . . . . . . . . . . . . . . . . . . . 41
SECTION 3.02. DUE EXECUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
SECTION 3.03. STATEMENTS MADE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 3.04. FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 3.05. OWNERSHIP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
SECTION 3.06. LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
SECTION 3.07. COMPLIANCE WITH LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . 43
SECTION 3.08. INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
SECTION 3.09. THE ORDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
SECTION 3.10. USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
SECTION 3.11. LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
SECTION 3.12. INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . 45
SECTION 3.13. LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

                                    ARTICLE 4
                              CONDITIONS OF LENDING

SECTION 4.01. CONDITIONS PRECEDENT TO CLOSING AND EXTENSION OF INITIAL LOANS AND
      INITIAL LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
SECTION 4.02. CONDITIONS PRECEDENT TO EACH LOAN AND EACH LETTER OF CREDIT. . . . . . . 49

                                    ARTICLE 5
                             AFFIRMATIVE COVENANTS

SECTION 5.01. FINANCIAL STATEMENTS, REPORTS, ETC . . . . . . . . . . . . . . . . . . . 50
SECTION 5.02. CORPORATE EXISTENCE . . . .  . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 5.03. INSURANCE . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . 53
SECTION 5.04. OBLIGATIONS AND TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . 54
SECTION 5.05. NOTICE OF EVENT OF DEFAULT, ETC. . . . . . . . . . . . . . . . . . . . . 54
SECTION 5.06. ACCESS TO BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . . 54
SECTION 5.07. MAINTENANCE OF CONCENTRATION ACCOUNT . . . . . . . . . . . . . . . . . . 55
SECTION 5.08. BORROWING BASE CERTIFICATE. . . . . . . . . . . . . . . . . . . . . .. . 56
SECTION 5.09. FURNISHING OF ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . 56

                                    ARTICLE 6
                               NEGATIVE COVENANTS

SECTION 6.01. LIENS . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . 57
SECTION 6.02. MERGER, ETC . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . 57


                                       ii

                                                                                     PAGE
SECTION 6.03. INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
SECTION 6.04. CAPITAL EXPENDITURES . . . . . . . . . . . . . . . . . . . . . . . . . . 57
SECTION 6.05. EBITDA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
SECTION 6.06. GUARANTEES AND OTHER LIABILITIES . . . . . . . . . . . . . . . . . . . . 58
SECTION 6.07. CHAPTER 11 CLAIMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
SECTION 6.08. DIVIDENDS; CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . 59
SECTION 6.09. TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . . . . . . . . . 59
SECTION 6.10. INVESTMENTS, LOANS AND ADVANCES. . . . . . . . . . . . . . . . . . . . . 59
SECTION 6.11. DISPOSITION OF ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . 60
SECTION 6.12. NATURE OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
SECTION 6.13. CASH MANAGEMENT SYSTEM . . . . . . . . . . . . . . . . . . . . . . . . . 60

                                                     ARTICLE 7
                                                 EVENTS OF DEFAULT

SECTION 7.01. EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . 60

                                                     ARTICLE 8
                                                     THE AGENT

SECTION 8.01. ADMINISTRATION BY AGENT. . . . . . . . . . . . . . . . . . . . . . . . . 64
SECTION 8.02. ADVANCES AND PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 65
SECTION 8.03. SHARING OF SETOFFS . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
SECTION 8.04. AGREEMENT OF REQUIRED DIP LENDERS. . . . . . . . . . . . . . . . . . . . 66
SECTION 8.05. LIABILITY OF AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
SECTION 8.06. REIMBURSEMENT AND INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . 67
SECTION 8.07. RIGHTS OF AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
SECTION 8.08. INDEPENDENT DIP LENDERS. . . . . . . . . . . . . . . . . . . . . . . . . 67
SECTION 8.09. NOTICE OF TRANSFER . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
SECTION 8.10. SUCCESSOR AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68

                                                     ARTICLE 9
                                                     GUARANTY

SECTION 9.01. GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
SECTION 9.02. NO IMPAIRMENT OF GUARANTY. . . . . . . . . . . . . . . . . . . . . . . . 69
SECTION 9.03. SUBROGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70

                                       iii

                                                                                     PAGE
                                            ARTICLE 10
                                          MISCELLANEOUS

SECTION 10.01. NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
SECTION 10.02. SURVIVAL OF AGREEMENT, REPRESENTATIONS AND WARRANTIES, ETC. . . . . . . 70
SECTION 10.03. SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . . . . . 71
SECTION 10.04. CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
SECTION 10.05. EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
SECTION 10.06. INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
SECTION 10.07. CHOICE OF LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
SECTION 10.08. NO WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
SECTION 10.09. EXTENSION OF MATURITY . . . . . . . . . . . . . . . . . . . . . . . . . 75
SECTION 10.10. AMENDMENTS, ETC . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
SECTION 10.11. SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
SECTION 10.12. HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
SECTION 10.13. EXECUTION IN COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . 77
SECTION 10.14. PRIOR AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
SECTION 10.15. FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . . . . . 77
SECTION 10.16. WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . . . . 77
SECTION 1. DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
SECTION 8. DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . G-1
SECTION 9. THE GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . G-1
SECTION 10. NO IMPAIRMENT OF GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . G-2
SECTION 11. SUBROGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . G-3
SECTION 12. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN
      CIRCUMSTANCES; RELEASE OF GUARANTOR . . . . . . . . . . . . . . . . . . . . . . G-3
SECTION 13. REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . . G-3
SECTION 14. ADDITIONAL AGREEMENTS OF MBE GUARANTOR. . . . . . . . . . . . . . . . . . G-4
SECTION 15. AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . G-4
SECTION 16. NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . G-4
SECTION 17. NO WAIVER; REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . G-5
SECTION 18. RIGHT OF SET-OFF. . . . . . . . . . . . . . . . . . . . . . . . . . . . . G-5
SECTION 19. CONTINUING GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . G-5
SECTION 20. SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . G-5
SECTION 21. LIMITATION ON THE OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . G-5
SECTION 22. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. . . . . . . . G-6
SECTION 23. WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . . . . . G-6


                            Internet Domain Names

ANNEX A             --      Commitment Amounts
EXHIBIT A           --      Form of Assignment and Acceptance
EXHIBIT B           --      Form of Note
EXHIBIT C           --      Form of Interim Order
EXHIBIT D           --      Form of Security and Pledge Agreement
EXHIBIT E           --      Form of Counsel Opinion
EXHIBIT F           --      Form of Final Order
EXHIBIT G           --      Form of MBE Company Guaranty


SCHEDULE 1.01       --      Pre-Petition Credit Agreement Documents
SCHEDULE 1.01(b)    --      Equity Investors
SCHEDULE 3.05       --      Subsidiaries
SCHEDULE 3.06       --      Liens
SCHEDULE 3.11       --      Litigation
SCHEDULE 3.12       --      Intellectual Property
SCHEDULE 6.10       --      Existing Investments

         REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of March 6, 2001, among U.S. OFFICE PRODUCTS COMPANY, a Delaware corporation (the "BORROWER"), a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code, and each of the direct or indirect subsidiaries of the Borrower signatory hereto (each, a "GUARANTOR" and collectively, the "GUARANTORS"), each of which Guarantors is a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "CASE" and collectively, the "CASES"), THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), each of the other financial institutions from time to time party hereto (together with Chase, the "DIP LENDERS"), THE CHASE MANHATTAN BANK, as agent (in such capacity, the "AGENT") for the DIP Lenders and, solely for purposes of Section 2.13(a) hereof, MAIL BOXES ETC. ("MBE"), MAIL BOXES ETC. USA, Inc. and GLOBAL MAIL BOX EXPRESS, LLC, each a subsidiary of the Borrower which is not a debtor in the Cases (collectively, with MBE and Mail Boxes Etc. USA, INC., the "MBE COMPANIES") .

                                    INTRODUCTORY STATEMENT

         On March 5, 2001 (the "PETITION DATE"), the Borrower and the Guarantors filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

         The Borrower has applied to the DIP Lenders for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $35,000,000, all of the Borrower's obligations under which are to be guaranteed by the Guarantors and the MBE Companies.

          The proceeds of the Loans will be used for working capital and other general corporate purposes of the Borrower and the Guarantors and, to the extent permitted hereunder, to the MBE Companies.

         To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents (including, without limitation, the Obligations of the Borrower under Section 6.03(iv)), the Borrower and the Guarantors will provide to the Agent and the DIP Lenders the following (each as more fully described herein):

         (a) a guaranty from each of the Guarantors of the due and punctual payment and performance of the obligations of the Borrower hereunder;

         (b) an allowed administrative expense claim in each of the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in, or arising under, any Sections of the Bankruptcy Code (including, without limitation, Sections 105, 326, 328, 330, 331, 503(b), 507(a), 507(b), 546(c) or 726 thereof) pursuant to Section
364(c)(i) of the Code, whether or not such claims or expenses may become secured by a judgment lien or other non-consensual lien, levy or attachment;

         (c) a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, on all unencumbered property of the Borrower and the Guarantors (subject, in the case of leaseholds, to any notices required under applicable law) and on all cash and cash equivalents in the Letter of Credit Account, PROVIDED that amounts in the Letter of Credit Account shall not be subject to the Carve-Out hereinafter referred to;

         (d) a perfected Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrower and the Guarantors (other than the property referred to in paragraph (e) below that is subject to the valid and perfected Liens that presently secure the Borrower's and Guarantors' pre-petition Indebtedness under the Pre-Petition Credit Agreement) that is subject to valid, perfected and unavoidable Liens in existence on the Petition Date or that is subject to valid Liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code or that is subject to Permitted Liens, junior to such valid and perfected Liens; and

         (e) perfected first priority priming Liens, pursuant to Section 364(d)(1) of the Bankruptcy Code, on all property of the Borrower and the Guarantors (including, without limitation, accounts receivable, inventory, equipment, interest in leaseholds, intellectual property, rights under license agreements and the capital stock of the direct and indirect Subsidiaries of the Borrower) that is subject to (x) the existing Liens that presently secure the Borrower's and Guarantors' pre-petition Indebtedness under or in connection with that certain Credit Agreement dated as of June 9, 1998, among the Borrower, Blue Star Group Limited, a New Zealand corporation ("BLUE STAR GROUP"), the several lenders from time to time party thereto, Bankers Trust Company, as syndication agent, Merrill Lynch Capital Corporation, as documentation agent, and Chase, as administrative agent (as heretofore amended or otherwise modified, the "PRE-PETITION CREDIT AGREEMENT") (but subject to any Liens to which the Liens being primed hereby are subject on the Petition Date or become subject subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy
Code) and (y) any Liens granted after the Petition Date to provide adequate protection in respect of the Pre-Petition Credit Agreement, which first priority priming Liens in favor of the Agent and the DIP Lenders shall be senior in all respects to all of such existing Liens under or in connection with the Pre-Petition Credit Agreement, and to any Liens granted after the Petition Date to provide adequate protection in respect thereof; PROVIDED, HOWEVER, that all of the claims and the Liens granted hereunder in the Cases to the Agent and the DIP Lenders shall be subject to the Carve-Out to the extent provided in Section 2.23.

         To provide a guarantee and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents (including, without limitation, the Obligations of the Borrower under Section 6.03(iv)), the MBE Companies will provide to the Agent and the DIP Lenders the following (each as more fully described herein):

         (a) a guaranty from each MBE Company of the due and punctual payment and performance of the obligations of the Borrower hereunder; and

         (b) upon satisfaction of the Pre-Petition Collateral Amendment Requirement (as hereinafter defined), a perfected Lien on all of the property of the MBE Companies, which Lien shall be senior to all other Liens granted pursuant to the Pre-Petition Credit Agreement.

         Accordingly, the parties hereto hereby agree as follows:



                                    ARTICLE 1
                                  DEFINITIONS

         SECTION 1.01. DEFINED TERMS.

         As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

         "ABR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Section 2.

         "ADDITIONAL CREDIT" shall have the meaning given such term in Section 4.02(d).

         "ADJUSTED LIBOR RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term "LIBOR RATE" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00
a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "CONTROLLED PERSON") shall be deemed to be "controlled by" another Person (a "CONTROLLING PERSON") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

         "AGENT" shall have the meaning set forth in the Introduction.

         "AGREEMENT" shall mean this Revolving Credit and Guaranty Agreement, as the same may from time to time be further amended, modified or supplemented.

         "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its Prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. "BASE CD RATE" shall mean the sum of (a) the quotient of (i) the Three-Month Secondary CD Rate divided by (ii) a percentage expressed as a decimal equal to 100% minus Statutory Reserves and (b) the Assessment Rate. "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the immediately preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(19) during the week following such day), or, if such rate shall not be so reported on such day or such immediately preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the immediately preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the

Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving the rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

         "ASSESSMENT RATE" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or any successor) of time deposits made in dollars at the Agent's domestic offices.

         "ASSET SALE AGREEMENT" shall mean any agreement with respect to the sale, lease or other disposition of any asset of the Borrower or the Guarantors that is (a) approved by the Required DIP Lenders and (b) to the extent required by the Bankruptcy Code, approved by the Bankruptcy Court.

         "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a DIP Lender and an Eligible Assignee, and accepted by the Agent, substantially in the form of Exhibit A.

         "AVAILABLE COMMITMENT" shall have the meaning set forth in Section
2.02.

         "BANKRUPTCY CODE" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101, ET SEQ.

         "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Cases from time to time.

         "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "BORROWER" shall have the meaning set forth on the first page of this Agreement.

         "BORROWING" shall mean the incurrence of Loans of a single Type made by the DIP Lenders on a single date and having, in the case of Eurodollar Loans, a single Interest

Period (with any ABR Loan made pursuant to Section 2.16 being considered a part of the related Borrowing of Eurodollar Loans).

         "BORROWING BASE" shall mean, on any date from and after the Initial Period Expiration Date, the amount of the borrowing base as of the date of the weekly Borrowing Base Certificate then most recently delivered by the Borrower pursuant to this Agreement (the "BORROWING BASE DATE") that is calculated in accordance with the Borrowing Base standards (including eligibility standards) fixed by the Agent in its exclusive judgment and most recently furnished to the Borrower in writing prior to the Borrowing Base Date. Borrowing Base standards (including eligibility standards) may be fixed and revised from time to time by the Agent in the Agent's exclusive judgment.(1)

         "BORROWING BASE CERTIFICATE" shall mean a certificate satisfactory in form and substance to the Agent (with such changes therein as may be required by the Agent from time to time to reflect the components of and reserves against the Borrowing Base as determined hereunder from time to time), executed and certified as complete and correct by a Financial Officer of the Borrower, which shall include appropriate exhibits and schedules as referred to therein.

         "BUDGET" shall have the meaning set forth in Section 4.01(i).

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed); PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

         "CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash and not theretofore accrued subsequent to the date of this Agreement or accrued as liabilities during such period and including that portion of Capitalized Leases which is capitalized on the consolidated balance sheet of the Borrower and the Guarantors) by the Borrower and the Guarantors during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or intangibles or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and the Guarantors (including equipment purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any of the Guarantors to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or

------------------------
         (1) Note that standards fixed by the Agent will exclude the Carve-Out from the Borrowing Base.

financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

         "CAPITALIZED LEASE" shall mean, as applied to any Person, any lease of property by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "CAPITAL STOCK" shall mean, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "CARVE-OUT" shall have the meaning set forth in Section 2.23.

         "CASES" shall mean the Cases under chapter 11 of the Bankruptcy Code of the Borrower and each of the Guarantors pending in the Bankruptcy Court.

         "CD&R"means Clayton, Dubilier & Rice, Inc.

         "CD&R FUND V" means Clayton, Dubilier & Rice Fund V Limited Partnership, a private investment partnership managed by CD&R.

         "CD&R GROUP" means CDR-PC Acquisition, CD&R and their Affiliates (other than any Persons who are affiliates solely by virtue of their direct or indirect ownership interests in the Borrower) and any other investment fund or vehicle manages, sponsored or advised by CD&R, or any Affiliate (other than any Person who is an Affiliate solely by virtue of its direct or indirect ownership interest in the Borrower) of or successor to CD&R, CD&R Fund V or any such other investment fund or vehicle.

         "CDR-PC ACQUISITION" means CDR-PC Acquisition, L.L.C., an entity formed by CDR Fund V.

         "CHANGE OF CONTROL" shall mean and be deemed to have occurred upon the occurrence of any of the following events: (i) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, and regulations promulgated thereunder) other than one or more of the Equity Investors and their Affiliates, shall have acquired beneficial ownership of more than 35% of the outstanding shares of Voting Stock of the Borrower and (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors of the Borrower. "VOTING STOCK" shall mean shares of Capital Stock entitled to vote generally in the election of directors, and "CONTINUING DIRECTORS" shall mean the directors of the Borrower on the Closing Date and each other director, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors or such other director receives the vote of the Equity Investors in his or her election by the shareholders of the Borrower.

         "CHASE" shall have the meaning set forth on the first page of this Agreement.

         "CLOSING DATE" shall mean the date on which this Agreement has been executed and the conditions precedent set forth in Section 4.01 have been satisfied or waived, which date shall occur promptly upon entry of the Interim Order, but not later than 15 days following the Petition Date. The Agent's execution and delivery of this Agreement shall constitute notice to the Borrowers of the satisfaction of the conditions precedent set forth in Section
4.01 and the occurrence of the Closing Date.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" shall mean the Collateral as defined in the Security and Pledge Agreement and all other collateral given, pursuant to orders of the Bankruptcy Court or otherwise, as security for or in connection with the Obligations.

         "COMMITMENT" shall mean, with respect to each DIP Lender, the commitment of each DIP Lender hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement.

         "COMMITMENT FEE" shall have the meaning set forth in Section 2.20.

         "COMMITMENT LETTER" shall mean that certain Commitment Letter dated March 2, 2001 among the Agent, JPMorgan, a division of Chase Securities Inc., and the Borrower.

         "CONCENTRATION ACCOUNT" shall have the meaning set forth in Section
5.07.

         "COMMITMENT PERCENTAGE" shall mean at any time, with respect to each DIP Lender, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

         "CONSUMMATION DATE" shall mean the date of the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code and which, for purposes of this Agreement, shall be no later than the effective date) of a Reorganization Plan of the Borrower or any of the Guarantors that is confirmed pursuant to an order of the Bankruptcy Court in the Cases.

        "DIP LENDER AFFILIATE" means, (a) with respect to any DIP Lender, (i) an Affiliate of such DIP Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a DIP Lender or an Affiliate of such DIP Lender and (b) with respect to any DIP Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such DIP Lender or by an Affiliate of such investment advisor.

         "DIP LENDERS" shall have the meaning set forth on the first page of this Agreement.

         "DOLLARS" and "$" shall mean lawful money of the United States of America.

         "EBITDA" shall mean, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of the Borrower and the Guarantors for such period, PLUS (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash expenses and charges, (iv) provision for LIFO adjustment for inventory valuation, (v) net total Federal, state and local income tax expense, (vi) gross interest expense for such period less gross interest income for such period, (vii) extraordinary losses, (viii) any non-recurring charge or restructuring charge, (ix) the cumulative net effect (whether positive or negative) of any change in accounting principles and (x) "chapter 11 expenses" (or "administrative costs reflecting chapter 11 expenses") as shown on the Borrower's consolidated statement of income for such period LESS
(b) extraordinary gains PLUS or MINUS (c) the amount of cash received or expended in such period in respect of any amount which, under clauses (iii) and
(viii) above, was taken into account in determining EBITDA for such or any prior period.

         "ELIGIBLE ASSIGNEE" shall mean (i) a commercial bank having total assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund, in each case acceptable to the Agent, which in the ordinary course of business extends credit of the type contemplated herein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA; (iii) a DIP Lender Affiliate; and (iv) any other financial institution satisfactory to the Borrower and the Agent.

         "ENVIRONMENTAL LIEN" shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

         "EQUITY INVESTORS" means CDR-PC Acquisition, CD&R Fund V, the CD&R Group and the other equity investors arranged by CD&R and satisfactory to the Agent as set forth on Schedule 1.01(b).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and that is under common control within the meaning of Section 4.14(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder.

         "EUROCURRENCY LIABILITIES" shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

         "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

         "EURODOLLAR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Section 2.

         "EVENT OF DEFAULT" shall have the meaning set forth in Section 7.01.

         "FEES" shall collectively mean the Commitment Fees, Letter of Credit Fees and other fees referred to in Sections 2.19, 2.20 and 2.21.

         "FINAL ORDER" shall have the meaning given such term in Section
4.02(d).

         "FINANCIAL OFFICER" shall mean the chief financial officer, the vice president-finance, the treasurer or the controller of the Borrower.

         "FRONTING BANK" shall mean Chase or such other DIP Lender (which other DIP Lender shall be reasonably satisfactory to the Borrower), in their capacities as the issuer(s) of Letters of Credit hereunder, and their respective successors in such capacity as provided for herein. A Fronting Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by an affiliate of such Fronting Bank, in which case the term "Fronting Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate as may agree with Chase to act in such capacity.

         "GAAP" shall mean generally accepted accounting principles applied in accordance with Section 1.02.

         "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

         "GUARANTOR" shall have the meaning set forth on the first page of this Agreement.

         "INDEBTEDNESS" shall mean, at any time and with respect to any Person,
(i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and (y) interest rate swap, cap or collar agreements and interest rate future or option contracts; (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through
(vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "INITIAL PERIOD" shall mean the period from the Closing Date until the earliest date (the "INITIAL PERIOD EXPIRATION DATE") on which (i) appraisals of the Borrower's and the Guarantors' assets have been completed by the Agent, or in its sole discretion, by third parties, all in form and substance satisfactory to the Agent in its sole discretion, (ii) the Agent shall have determined the Borrowing Base standards (including eligibility standards) and furnished written notice of such Borrowing Base standards to the Borrower and (iii) following receipt of such Borrowing Base standards, the Borrower shall have furnished to the Agent a completed Borrowing Base Certificate showing the Borrowing Base as of the date of such certificate, with such supporting documentation and additional reports with respect to the Borrowing Base as the Agent shall reasonably request.

         "INITIAL PERIOD EXPIRATION DATE" shall have the meaning set forth in the definition of "Initial Period".

         "INSUFFICIENCY" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

         "INTERIM ORDER" shall have the meaning given such term in Section 4.01(b).

         "INTEREST PAYMENT DATE" shall mean (i) as to any Eurodollar Loan, the last day of each consecutive 30 day period running from the commencement of the applicable Interest Period, and (ii) as to all ABR Loans, the last calendar day of each month and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.12.

         "INTEREST PERIOD" shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one or three months thereafter, as the Borrower may elect in the related notice delivered pursuant to Sections 2.06(b) or 2.12; PROVIDED, HOWEVER, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

         "INVESTMENTS" shall have the meaning given such term in Section 6.10.

         "LETTER OF CREDIT" shall mean any irrevocable letter of credit issued pursuant to Section 2.03, which letter of credit shall, subject to Section 3.13, be (i) a standby or import documentary letter of credit, (ii) issued for purposes that are consistent with the ordinary course of business of the Borrower or any Subsidiary, or for such other purposes as are reasonably acceptable to the Agent, (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the applicable Fronting Bank.

         "LETTER OF CREDIT ACCOUNT" shall mean the account established by the Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017 designated as the "U.S. Office Products Company Letter of Credit Account" and used solely for the purposes set forth in Sections 2.03(b) and 2.13.

         "LETTER OF CREDIT FEES" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21.

         "LETTER OF CREDIT OUTSTANDINGS" shall mean, at any time, the sum of (i) the aggregate undrawn stated amount of all Letters of Credit then outstanding PLUS (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

         "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

         "LOAN" shall have the meaning given such term in Section 2.01.

         "LOAN DOCUMENTS" shall mean this Agreement, the Letters of Credit, the Security and Pledge Agreement, the MBE Company Guarantees and any other instrument or agreement executed and delivered in connection herewith.

         "MATURITY DATE" shall mean July 31, 2001.

         "MBE" has the meaning set forth on the first page of this Agreement.

         "MBE COMPANIES" has the meaning set forth on the first page of this Agreement, and "MBE COMPANY" means any one of the MBE Companies.

         "MBE COMPANY FILING" means the occurrence of a filing by one or more of the MBE Companies for relief under chapter 11 of the Bankruptcy Code.

         "MBE COMPANY GUARANTEES" means the Guaranty Agreements of even date herewith between each MBE Company and the Agent, each substantially in the form of Exhibit G, and "MBE COMPANY GUARANTY" means any of the foregoing.

         "MBE INTERCOMPANY NOTE" means a promissory note of even date herewith issued by MBE, in form and substance satisfactory to the Agent, evidencing any loans or advances of Loan proceeds made by the Borrower to MBE.

         "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "MULTIPLE EMPLOYER PLAN" shall mean a Single Employer Plan, that (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

         "NET PROCEEDS" shall mean, in respect of any sale or other disposition of assets, the proceeds of such sale or disposition after the payment of or reservation for expenses that are directly related to (or the need for which arises as a result of) the transaction of such sale or disposition, including, but not limited to, related severance costs, taxes payable, brokerage commissions, professional expenses, other similar costs that are directly related to the sale or disposition and the amount secured by valid and perfected Liens, if any, that are senior to the Liens on such assets held by the Agent on behalf of the DIP Lenders.

         "OBLIGATIONS" shall mean all obligations, now or hereafter existing, under this Agreement and the other Loan Documents, including, but not limited to, (a) the due and punctual payment of all principal of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit, (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, obligations of the Borrower, the Guarantors and the MBE Companies to the DIP Lenders and the Agent under the Loan Documents (including in connection with Indebtedness permitted under Section 6.03(iv) hereof and arising subsequent to the Petition Date) and (c) any amendments, restatements, renewals, extensions or modifications of any of the foregoing.

         "ORDERS" shall mean the Interim Order and the Final Order of the Bankruptcy Court referred to in Sections 4.01(b) and 4.02(d).

         "OTHER TAXES" shall have the meaning given such term in Section 2.18.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

         "PERMITTED INVESTMENTS" shall mean:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

         (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

         (c) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Agent or the bank with whom the Borrower and the Guarantors maintain their cash management system, PROVIDED, that if such bank is not a DIP Lender hereunder, such bank shall have entered into an agreement with the Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

         (d) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

         (e) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above;

         (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through
(e) above; and

          (g) to the extent owned on the Petition Date, investments in the capital stock of any direct or indirect Subsidiary of the Borrower.

         "PERMITTED LIENS" shall mean (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Petition Date or thereafter imposed by law and created in the ordinary course of business; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations incurred in the ordinary course of business or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, that do not interfere with the ordinary conduct of the business of the Borrower or any Guarantor, as the case may be, and that do not detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Guarantor, as the case may be; (v) purchase money Liens (including Capitalized Leases) upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 6.03(iii) solely for the purpose of financing the acquisition of such property; and (vi) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (v) above, PROVIDED that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby; and PROVIDED FURTHER that the term "PERMITTED LIENS", when used with respect to any Collateral subject to a mortgage, shall mean the "Permitted Liens" or "Permitted Encumbrances" as defined in such mortgage only.

         "PERSON" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "PETITION DATE" shall have the meaning given such term in the Introductory Statement on the first page of this Agreement.

         "PLAN" shall mean a single Employer Plan or a Multiemployer Plan.

         "PREPAYMENT DATE" shall mean thirty (30) days after the entry of the Interim Order by the Bankruptcy Court if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such thirty (30) day period.

         "PRE-PETITION AGENT" shall mean The Chase Manhattan Bank as agent for the Pre-Petition Lenders.

         "PRE-PETITION COLLATERAL AMENDMENT REQUIREMENT" means the requirement that:

         (a) the Agent shall have received a duly executed copy of an amendment to the Pre-Petition Credit Agreement (the "MBE AMENDMENT"), in form and substance satisfactory to the Agent and executed by such number of Pre-Petition Lenders as are required, pursuant to the provisions of the Pre-Petition Credit Agreement, for effectiveness of such MBE Amendment, providing for Liens (the "MBE COMPANY SENIOR LIENS") on all of the assets of the MBE Companies (x) in favor of the Agent to secure the Obligations under the MBE Company Guarantees and (y) in favor of the Borrower to secure all obligations of MBE under the MBE Intercompany Note, which MBE Company Senior Liens shall have priority over and be senior and superior to all other Liens granted pursuant to the Pre-Petition Credit Agreement;

         (b) the Agent shall have received duly executed copies of each security agreement, pledge agreement, intercreditor agreement, mortgage, leasehold mortgage and related document granting the MBE Senior Liens on the property and assets of the MBE Companies as contemplated by the MBE Amendment, all in form and substance satisfactory to the Agent (such security agreements, pledge agreements, mortgages, leasehold mortgages and related documents, together with the MBE Amendment, the "MBE COLLATERAL DOCUMENTS");

         (c) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably required by the Agent to be filed, registered or recorded to create the MBE Senior Liens intended to be created by the MBE Collateral Documents and perfect or record such MBE Senior Liens to the extent, and with the priority required by the MBE Collateral Documents, shall have been filed, registered or recorded or delivered to the Agent for filing, registration or recording; and

         (d) the Agent shall have received a favorable written opinion of counsel to the Borrower, the Guarantors and the MBE Companies as to the validity, perfection and priority of the security interests granted pursuant to the MBE Collateral Documents, the applicability of the Orders to the MBE Companies and the property and assets of the MBE Companies upon an MBE Company Filing and such other matters as the Agent may reasonably request, all in form and substance reasonably acceptable to the Agent.

         "PRE-PETITION CREDIT AGREEMENT" shall have the meaning set forth in the Introductory Statement and shall include all of the agreements granting security interests and Liens in property and assets of the Borrower and the Guarantors to the Pre-Petition Lenders, including without limitation, the security agreements, mortgages and leasehold mortgages listed on Schedule 1.01 hereto, each of which documents was executed and delivered (to the extent party thereto) by the Borrower and the Guarantors prior to the Petition Date, as each may have been amended or modified from time to time.

         "PRE-PETITION LENDERS" shall mean, collectively, those certain lenders to the Borrower and the Guarantors (to the extent party thereto) under the Pre-Petition Credit Agreement, together with any successors or assigns thereof.

         "PRE-PETITION PAYMENT" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables or other pre-petition claims against the Borrower or any Guarantor.

         "REGISTER" shall have the meaning set forth in section 10.03(d).

         "REORGANIZATION PLAN" shall mean a plan of reorganization in any of the Cases.

         "REQUIRED DIP LENDERS" shall mean, at any time, DIP Lenders holding Loans representing in excess of 50% of the aggregate principal amount of such Loans outstanding or, if no such Loans are outstanding, DIP Lenders having Commitments representing in excess of 50% of the Total Commitment.

         "SECURITY AND PLEDGE AGREEMENT" shall have the meaning set forth in
Section 4.01(c).

         "SINGLE EMPLOYER PLAN" shall mean a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

         "STATUTORY RESERVES" shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority that is
(i) for purposes of the definition of Base CD Rate, the then stated maximum rate of all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, for new three month negotiable nonpersonal time deposits in dollars of $100,000 or more or (ii) for purposes of the definition of Adjusted LIBOR Rate, the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

         "SUBSIDIARY" means, with respect to any Person (herein referred to as the "PARENT"), a corporation, partnership, limited liability company or other entity (whether now existing or hereafter organized) of which shares of stock or other ownership interest having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the parent. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "SUPER-MAJORITY DIP LENDERS" shall have the meaning given such term in
Section 10.10(b).

         "SUPERPRIORITY CLAIM" shall mean a claim against the Borrower or any Guarantor in any of the Cases that is a superpriority administrative expense claim having priority over any or all administrative expenses and other claims of the kind specified in, or otherwise arising or ordered under, any Sections of the Bankruptcy Code (including, without limitation, Sections 105, 326, 328 , 330, 331, 503(b), 507(a), 507(b), 546(c) and/or 726 thereof), whether or not such claim or expenses may become secured by a judgment lien or other non-consensual lien, levy or attachment.

         "TAXES" shall have the meaning given such term in section 2.18.

         "TERMINATION DATE" shall mean the earliest to occur of (i) the Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date and (iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

         "TERMINATION EVENT" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in Section 4068 of ERISA excluding events described in
Section 4043(c)(9) of ERISA or 29 CFR Sections 2615.21 or 2615.23, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple
Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(c) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under
Section 4042 of ERISA or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Petition Date but not paid) that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

         "TOTAL COMMITMENT" shall mean, at any time, the sum of the Commitments at such time.

         "TRANSFEREE" shall have the meaning given such term in Section 2.18.

         "TYPE" when used in respect of any Loan or Borrowing shall refer to the Rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "RATE" shall mean the Adjusted LIBOR Rate and the Alternate Base Rate.

         "UNUSED TOTAL COMMITMENT" shall mean, at any time, (i) the Total Commitment less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Outstandings.

         "US FURNITURE/SUPPLIES" shall mean the segment of USOP-NA consisting of
(i) a direct-to-business contract stationer offering items such as desktop accessories, writing instruments, paper products, computer consumables, business machines and catalog furniture and (ii) a group of operating companies that offer middle-market and contract furniture products and related services.

         "USOP-NA" shall mean U.S. Office Products - North America, comprising the Borrower's North American operations, including office supplies and office furniture products and services.

         "US REFRESH" means the segment of USOP-NA comprised of operating companies that offer office vending services.

         "WIND-DOWN PLAN" has the meaning set forth in Section 5.01(p).

         "WITHDRAWAL LIABILITY" shall have the meaning given such term under
Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED, HOWEVER, that for purposes of determining compliance with any covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.04.



                                    ARTICLE 2
                           AMOUNT AND TERMS OF CREDIT

         SECTION 2.01. COMMITMENT OF THE DIP LENDERS.

         (a) Each DIP Lender severally and not jointly with the other DIP Lenders agrees, upon the terms and subject to the conditions herein set forth (including, without limitation, the provisions of Section 2.28), to make revolving credit loans (each a "LOAN" and collectively, the "LOANS") to the Borrower at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date (or the earlier date of termination of the Total Commitment) in an aggregate principal amount not to exceed, when added to such DIP Lender's Commitment Percentage of the then aggregate Letter of Credit Outstandings (in excess of the amount of cash then held in the Letter of Credit Account pursuant to Section 2.03(b)), the Commitment of such DIP Lender, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Loans PLUS the then aggregate Letter of Credit Outstandings exceed (i) prior to the Initial Period Expiration Date, the Available Commitment, and (ii) from and after the Initial Period Expiration Date, the lesser of (x) the Total Commitment of $35,000,000.00, as the same may be reduced from time to time pursuant to Sections 2.10 or 2.14, and (y) the Borrowing Base.

         (b) Each Borrowing shall be funded by the DIP Lenders PRO RATA in accordance with their respective Commitments; PROVIDED, HOWEVER, that the failure of any DIP Lender to make any Loan shall not in itself relieve the other DIP Lenders of their obligations to lend.

         SECTION 2.02. AVAILABILITY OF COMMITMENT; BORROWING BASE. (a) Subject to the terms and conditions hereof, during the Initial Period, $25,000,000 of the Total Commitment (the "AVAILABLE COMMITMENT") shall be available to the Borrower for working capital and other general corporate purposes of the Borrower, the Guarantors and, to the extent permitted under Section 6.10(v), the MBE Companies. Following the Initial Period Expiration Date, the Borrowing Base shall become operative with respect to the availability of Loans or Letters of Credit under the Total Commitment (it being understood that availability in respect of advances to MBE shall at all times be subject to the limitations set forth in Section 6.10(v)).

         (b) Notwithstanding any other provision of this Agreement to the contrary, the aggregate principal amount of all outstanding Loans plus the then aggregate Letter of Credit Outstandings shall not at any time exceed (i) prior to the Initial Period Expiration Date, the Available Commitment, and (ii) from and after the Initial Period Expiration Date, the lesser of (x) the Total Commitment and (y) the Borrowing Base, and no Loan shall be made or Letter of Credit issued in violation of the foregoing.

         SECTION 2.03.  LETTERS OF CREDIT.

          (a) Upon the terms and subject to the conditions herein set forth, the Borrower may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower or a Guarantor one or more Letters of Credit in support of obligations of the Borrower or such Guarantor that are acceptable to the Agent in its sole discretion; PROVIDED that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $5,000,000 or (ii) the aggregate Letter of Credit Outstandings, when added to the aggregate outstanding principal amount of the Loans, would exceed (i) prior to the Initial Period Expiration Date, the Available Commitment, and (ii) from and after the Initial Period Expiration Date, the lesser of (x) the Total Commitment and (y) the Borrowing Base; and PROVIDED FURTHER that no Letter of Credit shall be issued if the Fronting Bank shall have received notice from the Agent or the Required DIP Lenders that the conditions to such issuance have not been met.

         (b) No Letter of Credit shall expire later than 60 days after the Maturity Date, PROVIDED that if any Letter of Credit shall be outstanding on the Termination Date, the Borrower shall, at or prior to the Termination Date, except as the Agent may otherwise agree in writing, (i) cause all Letters of Credit that expire after the Termination Date to be returned to the Fronting Bank undrawn and marked "cancelled" or (ii) if the Borrower is unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Bank and the Agent (in their sole discretion), issued by a bank satisfactory to such Fronting Bank and the Agent (in their sole discretion), in an amount equal to the greater of (I) an amount, as determined by the Fronting Bank and the Agent, equal to the face amount of all outstanding Letters of Credit plus the sum of all projected contractual obligations to the Agent, the Fronting Bank and the DIP Lenders of the Borrower or Guarantor thereunder through the expiration date(s) of such Letters of Credit, and (II) 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks and/or (y) deposit cash in the Letter of Credit Account in an amount equal to the greater of (I) an amount, as determined by the Fronting Bank and the Agent, equal to the face amount of all outstanding Letters of Credit plus the sum of all projected contractual obligations to the Agent, the Fronting Bank and the DIP Lenders of the Borrower or Guarantor thereunder and (II) 105% of the then undrawn stated amount of all outstanding Letters of Credit as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations.

         (c) The Borrower shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.21 hereof, such fees and charges in connection with the issuance and processing of the Letter of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.

         (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower in Dollars not later than the first Business Day following the date of draw and shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate PLUS 1.75% and thereafter until reimbursed in full at a rate per annum equal to the Alternate Base Rate PLUS 3.75% (computed on the basis of the actual number of days elapsed over a year of 360 days). The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date (or the earlier date of termination of the Total Commitment), in cash or through a Borrowing without the satisfaction of the conditions precedent set forth in
Section 4.02 or (y) if such draw occurs on or after the Termination Date (or the earlier date of termination of the Total Commitment), in cash. Each DIP Lender agrees to make the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Sections 2.02 or 2.28.

         (e) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each DIP Lender other than such Fronting Bank and each such other DIP Lender shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such DIP Lender's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower and the Guarantors under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section 10.03, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee DIP Lenders. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other DIP Lender.

         (f) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Agent, which shall promptly notify each DIP Lender of such failure, and each DIP Lender shall promptly and unconditionally pay to the Agent for the account of the Fronting Bank the amount of such DIP Lender's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Agent, and the Agent so notifies the DIP Lenders prior to 11:00 a.m. (New York City time) on any Business Day, each of such DIP Lenders shall make available to the Fronting Bank such DIP Lender's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such DIP Lender shall not have so made its Commitment Percentage of the amount of such payment available to the Fronting Bank, such DIP Lender agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Fronting Bank at the Federal Funds Effective Rate. The failure of any DIP Lender to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other DIP Lender of its obligation hereunder to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no DIP Lender shall be responsible for the failure of any other DIP Lender to make available to such Fronting Bank such other DIP Lender's Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the DIP Lenders pursuant to this paragraph, such Fronting Bank shall pay to each DIP Lender which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such DIP Lender's Commitment Percentage thereof.

         SECTION 2.04. ISSUANCE. Whenever the Borrower desires a Fronting Bank to issue a Letter of Credit, it shall give to such Fronting Bank and the Agent at least two Business Days' prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon by the Agent, the Borrower and the Fronting Bank) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the conditions for the drawing thereof, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

         SECTION 2.05. NATURE OF LETTER OF CREDIT OBLIGATIONS ABSOLUTE. The obligations of the Borrower to reimburse the DIP Lenders for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right that the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the DIP Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of

Credit; (v) any other circumstance or happening whatsoever, that is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

         SECTION 2.06.  MAKING OF LOANS.

         (a) Except as contemplated by Section 2.11, Loans shall be either ABR Loans or Eurodollar Loans as the Borrower may request subject to and in accordance with this Section, PROVIDED that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each DIP Lender may fulfill its Commitment with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such DIP Lender to make such Loan; PROVIDED that any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each DIP Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office that will not result in the payment of increased costs by the Borrower pursuant to Section 2.15 or 2.18. Subject to the other provisions of this Section and the provisions of Section 2.12, Borrowings of Loans of more than one Type may be incurred at the same time, PROVIDED that no more than five
(5) Borrowings of Eurodollar Loans may be outstanding at any time.

         (b) The Borrower shall give the Agent prior notice of each Borrowing hereunder of at least three (3) Business Days for Eurodollar Loans and one (1) Business Day for ABR Loans; such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $2,500,000 or an integral multiple of $500,000 in excess thereof in the case of Eurodollar Loans and not less than $1,000,000 or an integral multiple of $500,000 in excess thereof in the case of ABR Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Agent not later than 12:00 noon, New York City time, on the third Business Day in the case of Eurodollar Loans and the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made except as provided in the last sentence of this Section 2.06(b). Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans. The Agent shall promptly notify each DIP Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each DIP Lender shall make its share of the Borrowing available at the office of the Agent at 270 Park Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the DIP Lenders to fund any borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower.

         SECTION 2.07. REPAYMENT OF LOANS; EVIDENCE OF DEBT.

         (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each DIP Lender the then unpaid principal amount of each Loan on the Termination Date.

         (b) Each DIP Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such DIP Lender resulting from each Loan made by such DIP Lender, including the amounts of principal and interest payable and paid to such DIP Lender from time to time hereunder.

         (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each DIP Lender hereunder and
(iii) the amount of any sum received by the Agent hereunder for the account of the DIP Lenders and each DIP Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any DIP Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

         (e) Any DIP Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such DIP Lender a promissory note payable to the order of such DIP Lender (or, if requested by such DIP Lender, to such DIP Lender and its registered assigns) in the form attached hereto as Exhibit B. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.03) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.08. INTEREST ON LOANS.

         (a) Subject to the provisions of Section 2.09, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate PLUS 1.75%.

         (b) Subject to the provisions of Section 2.09, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing PLUS 2.75%.

         (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

         SECTION 2.09. DEFAULT INTEREST. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.03(d) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) in the case of Borrowings consisting of Eurodollar Loans, the Adjusted LIBOR Rate in effect for such Borrowing PLUS 4.75% and (y) in the case of all other amounts, the Alternate Base Rate PLUS 3.75%.

         SECTION 2.10. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENT. Upon at least two Business Days' prior written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Commitment. Each such reduction of the Commitments shall be in the principal amount of $2,500,000 or any integral multiple of $500,000 in excess thereof. Simultaneously with each reduction or termination of the Unused Total Commitment, the Borrower shall pay to the Agent for the account of each DIP Lender the Commitment Fee accrued on the amount of the Commitment of such DIP Lender so terminated or reduced through the date thereof. Any reduction or termination, as applicable, of the Unused Total Commitment pursuant to this Section shall be deemed to be a reduction or termination of the Total Commitment and shall be applied PRO RATA to reduce the Commitment of each DIP Lender.

         SECTION 2.11. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Agent shall, as soon as practicable thereafter, give written or telegraphic notice of such determination to the Borrower and the DIP Lenders, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section
2.06 or 2.12 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

         SECTION 2.12. REFINANCING OF LOANS. The Borrower shall have the right, at any time, on three Business Days' prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance (without the satisfaction of the conditions set forth in Section 4 as a condition to such refinancing) any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

                  (a) as a condition to the refinancing of ABR Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;

                  (b) if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the DIP Lenders in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the DIP Lenders immediately prior to such refinancing;

                  (c) the aggregate principal amount of Loans being refinanced shall be at least $2,500,000, PROVIDED that no partial refinancing of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $2,500,000 in aggregate principal amount;

                  (d) each DIP Lender shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

                  (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

                  (f) a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto; and

                  (g) each request for a refinancing with a Borrowing of Eurodollar Loans that fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrower shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Borrower, promptly give each DIP Lender notice of any refinancing, in whole or part, of any Loan made by such DIP Lender.

         SECTION 2.13. MANDATORY PREPAYMENT, COMMITMENT REDUCTION AND TERMINATION; CASH COLLATERAL.

         (a) On the date on which the Borrower, any of the Guarantors or any MBE Company receives any Net Proceeds of a sale, lease, transfer or other disposition of assets of the Borrower, a Guarantor or any other Affiliate of the Borrower that are subject to Liens in favor of the Agent (other than sales of inventory in the ordinary course of business), the Total Commitment (and, at all times prior to the Initial Period Expiration Date, the Available Commitment) shall be reduced by an amount equal to the amount of such Net Proceeds; PROVIDED that if the Net Proceeds are less than $1,000,000, such reduction shall be made upon receipt of Net Proceeds such that, together with all other such amounts not previously applied, aggregate Net Proceeds are equal to at least $1,000,000; and PROVIDED FURTHER that, so long as, after giving effect to such transaction, the Borrower has not sold USOP-NA and continues to operate USOP-NA in substantially its current form, the Total Commitment (or at any time prior to the Initial Period Expiration Date, the Available Commitment) shall not be reduced to an amount less than $25,000,000 pursuant to this Section 2.13(a).

         (b) If at any time the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings exceeds (A) prior to the expiration of the Initial Period, the Available Commitment, and (B) from and after the expiration of the Initial Period, the lesser of (x) the Total Commitment (after giving effect to any reduction thereof pursuant to paragraph
(a) of this Section) and (y) the Borrowing Base, the Borrower will, within one Business Day,

                           (i) prepay the Loans in an amount necessary to cause
                  the aggregate principal amount of the outstanding Loans PLUS the aggregate Letter of Credit Outstandings to be equal to or less than (A) prior to the Initial Period Expiration Date, the Available Commitment, and (B) from and after the Initial Period Expiration Date, the lesser of (x) the Total Commitment and (y) the Borrowing Base, and

                           (ii) if, after giving effect to the prepayment in
                  full of the Loans, the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account exceeds (A) prior to the Initial Period

                  Expiration Date, the Available Commitment, and (B) from and after the Initial Period Expiration Date, the lesser of (x) the Total Commitment and (y) the Borrowing Base, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account so exceeds (A) prior to the Initial Period Expiration Date, the Available Commitment, and (B) from and after Initial Period Expiration Date, the lesser of (x) the Total Commitment or (y) the Borrowing Base.

         (c) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall pay the Loans in full and, except as the Agent may otherwise agree in writing, if any Letter of Credit remains outstanding, comply with Section 2.03(b).

         (d) The Borrower shall notify the Agent by telephone (confirmed by telecopy) of any prepayment or reduction under this Section not later than 12:30 p.m., New York City time, three Business Days before the date of prepayment or reduction, as the case may be (or, solely if such prepayment will be a prepayment of ABR Loans only, no later than 12:30 p.m., New York City time, on the date of such prepayment). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice, the Agent shall advise the affected DIP Lenders of the contents thereof.

         SECTION 2.14. OPTIONAL PREPAYMENT OF LOANS; REIMBURSEMENT OF DIP
LENDERS.

         (a) The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three Business Days' prior written, telex or facsimile notice to the Agent and (y) with respect to ABR Loans on the same Business Day if written, telex or facsimile notice is received by the Agent prior to 1:00 p.m., New York City time, and thereafter upon at least one Business Day's prior written, telex or facsimile notice to the Agent; PROVIDED, HOWEVER, that (i) each such partial prepayment shall be in integral multiples of $500,000 and, in any event not less than $2,500,000 and (ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.14(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in clause (i) of the first sentence of Section 2.14(b), and (iii) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $2,500,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each

DIP Lender of the principal amount of the Loans held by such DIP Lender that are to be prepaid, the prepayment date and the manner of application of the prepayment.

         (b) The Borrower shall reimburse each DIP Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan (including, without limitation, any such prepayment in connection with the syndication of the credit facility evidenced by this Agreement) or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.06 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such DIP Lender of its obligations hereunder. Such loss shall be the amount as reasonably determined by such DIP Lender as the excess, if any, of (A) the amount of interest which would have accrued to such DIP Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such DIP Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each DIP Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such DIP Lender.

         (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.14(a), the Borrower on demand by any DIP Lender shall pay to the Agent for the account of such DIP Lender any amounts required to compensate such DIP Lender for any loss incurred by such DIP Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such DIP Lender to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.14(b). Each DIP Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such DIP Lender.

         (d) Any partial prepayment of the Loans by the Borrower pursuant to Sections 2.13 or 2.14 shall be applied as specified by the Borrower or, in the absence of such specification, as determined by the Agent, and shall be applied to repay ratably the Loan of the several DIP Lenders included within such Borrowing or Borrowings, PROVIDED that, in the event such a partial prepayment is applied as determined by the Agent (in the absence of a specification by the Borrower), no Eurodollar Loans shall be prepaid pursuant to Section 2.13 to the extent that such Loan has an Interest Period ending after the required date of prepayment unless and until all outstanding ABR Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

         SECTION 2.15. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

         (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any DIP Lender of the principal of or interest on any Eurodollar Loan made by such DIP Lender or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such DIP Lender by the jurisdiction in which such DIP Lender has its principal office or in which the applicable lending office for such Eurodollar Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such DIP Lender would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such DIP Lender (except any such reserve requirement that is reflected in the Adjusted LIBOR Rate) or shall impose on such DIP Lender or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such DIP Lender, and the result of any of the foregoing shall be to increase the cost to such DIP Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such DIP Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such DIP Lender to be material, then the Borrower will pay to such DIP Lender in accordance with paragraph (c) below such additional amount or amounts as will compensate such DIP Lender for such additional costs incurred or reduction suffered.

         (b) If any DIP Lender shall have determined that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation of administration thereof, or compliance by any DIP Lender (or any lending office of such DIP Lender) or any DIP Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such DIP Lender's capital or on the capital of such DIP Lender's holding company, if any, as a consequence of this Agreement, the Loans made by such DIP Lender pursuant hereto, such DIP Lender's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such DIP Lender to a level below that which such DIP Lender or such DIP Lender's holding company could have achieved but for such adoption, change or compliance (taking into account DIP Lender's policies and the policies of such DIP Lender's holding company with respect to capital adequacy) by an amount deemed by such DIP Lender to be material, then from time to time the Borrower shall pay to such DIP Lender such additional amount or amounts as will compensate such DIP Lender or such DIP Lender's holding company for any such reduction suffered.

         (c) A certificate of each DIP Lender setting forth such amount or amounts as shall be necessary to compensate such DIP Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each DIP Lender the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any DIP Lender receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

         (d) Failure on the part of any DIP Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such DIP Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each DIP Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

         SECTION 2.16. CHANGE IN LEGALITY.

         (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change after the date of this Agreement in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a DIP Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any DIP Lender determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof that adversely affect the London interbank market or the position of such DIP Lender in such market, then, by written notice to the Borrower, such DIP Lender may (i) declare that Eurodollar Loans will not thereafter be made by such DIP Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such DIP Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any DIP Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such DIP Lender or the converted Eurodollar Loans of such DIP Lender shall instead be applied to repay the ABR Loans made by such DIP Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.16, a notice to the Borrower by any DIP Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period; otherwise, such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.17. PRO RATA TREATMENT, ETC. All payments and repayments of principal and interest in respect of the Loans (except as provided in Sections
2.15 and 2.16) shall be made pro rata among the DIP Lenders in accordance with the then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings and all outstanding undrawn Letters of Credit (and the unreimbursed amount of drawn Letters of Credit) hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the DIP Lenders in accordance with their Commitments. All payments by the Borrower hereunder shall be (i) net of any tax applicable to the Borrower or Guarantor and (ii) made in Dollars in immediately available funds at the office of the Agent at 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

         SECTION 2.18. TAXES.

         (a) Any and all payments by the Borrower or any Guarantor hereunder shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING (i) taxes imposed on or measured by the net income or overall gross receipts of the Agent or any DIP Lender (or, as contemplated by Section 10.3 hereof, any transferee or assignee thereof, including a participation holder (any such entity being called a "TRANSFEREE")) and franchise taxes imposed on the Agent or any DIP Lender (or Transferee) by the United States or any jurisdiction under the laws of which the Agent or any DIP Lender (or Transferee) is organized or in which the applicable lending office of any such DIP Lender (or Transferee) or applicable office of the Agent is located or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such DIP Lender would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings ("AMOUNTS") with respect to payments hereunder to a DIP Lender (or Transferee) or the Agent in accordance with laws in effect on the later of the date of this Agreement and the date such DIP Lender (or

Transferee) or the Agent becomes a DIP Lender (or Transferee or Agent, as the case may be), but not excluding, with respect to such DIP Lender (or Transferee) or the Agent, any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement) taken by the Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower or any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the DIP Lenders (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such DIP Lender (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

         (c) The Borrower will indemnify each DIP Lender (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such DIP Lender (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any DIP Lender (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a DIP Lender (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any DIP Lender (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section with respect to such refund plus interest that is received by the DIP Lender (or Transferee) or the Agent as part of the refund), net of all out-of-pocket expenses of such DIP Lender (or Transferee) or the Agent and without additional interest thereon; PROVIDED that the

Borrower, upon the request of such DIP Lender (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such DIP Lender (or Transferee) or the Agent in the event such DIP Lender (or Transferee) or the Agent is required to repay such refund. Nothing contained in this subsection (c) shall require any DIP Lender (or Transferee) or the Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any DIP Lender (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

         (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

         (f) Each DIP Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including
(A) Internal Revenue Service Form W-8 or W-9 and (B) Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such DIP Lender (or Transferee) establishing that such payment is
(i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such DIP Lender (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that such payments hereunder or are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

         (g) The Borrower shall not be required to pay any additional amounts to any DIP Lender (or Transferee) in respect of United States Federal withholding tax pursuant to subsection (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such DIP Lender (or Transferee) to comply with the provisions of subsection (f) above.

         (h) Any DIP Lender (or Transferee) claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such DIP Lender, be otherwise materially disadvantageous to such DIP Lender (or Transferee) or the Agent.

         SECTION 2.19. CERTAIN FEES. The Borrower shall pay to the Agent, for the respective accounts of the Agent and the DIP Lenders, the fees set forth in that certain letter dated March 2, 2001 among the Agent, JPMorgan, a division of Chase Securities Inc., and the Borrower at the times set forth therein.

         SECTION 2.20. COMMITMENT FEE. The Borrower shall pay to the DIP Lenders a commitment fee (the "COMMITMENT FEE") for the period commencing on the date the Commitment Letter is executed to the Termination Date or the earlier date of termination of the Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of one-half of one percent (1/2 of 1%) per annum on the average daily Unused Total Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and
(z) as provided in Section 2.10 hereof, upon any reduction or termination in whole or in part of the Total Commitment.

         SECTION 2.21. LETTER OF CREDIT FEES. The Borrower shall pay with respect to each Letter of Credit (i) to the Agent on behalf of the DIP Lenders a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of (x) 2.75% per annum on the undrawn stated amount thereof and (ii) to the Fronting Bank such Fronting Bank's customary fees for issuance, amendments and processing referred to in Section 2.03. In addition, the Borrower agrees to pay each Fronting Bank for its account a fronting fee in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate, and payable at times, to be determined by such Fronting Bank, the Borrower and the Agent. Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date, or such earlier date as the Total Commitment is terminated. Accrued fees described in clause (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Fronting Bank, the Borrower and the Agent.

         SECTION 2.22. NATURE OF FEES. All Fees shall be paid on the dates due, in immediately available funds, to the Agent for the respective accounts of the Agent and the DIP Lenders, as provided herein and in the letter described in
Section 2.19. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.23. PRIORITY AND LIENS.

         (a) The Borrower and each of the Guarantors hereby covenants, represents and warrants that, upon entry of the Interim Order, the Obligations of the Borrower and the Guarantors hereunder and under the Loan Documents and in respect of Indebtedness permitted by Section 6.03(iv): (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute an allowed Superpriority Claim; (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all unencumbered property of the Borrower and the Guarantors and on all cash maintained in the Letter of Credit Account and any investments of the funds contained therein; (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected Lien upon all property of the Borrower and the Guarantors (other than the property that is subject to existing Liens that presently secure the obligations of the Borrower under the Pre-Petition Credit Agreement, as to which the Lien in favor of the Agent and the DIP Lenders will be as described in clause (iv) of this sentence) that is subject to valid and perfected liens in existence on the Petition Date or to valid Liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code or to Permitted Liens, junior to such valid and perfected Liens; and (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by a perfected first priority, senior priming Lien on all property of the Borrower and the Guarantors (including without limitation, accounts receivable, contracts, documents, inventory, equipment, general intangibles, instruments, interests in leaseholds, intellectual property, rights under license agreements and the capital stock of all direct and indirect Subsidiaries of the Borrower and, in each case, the proceeds thereof) that is subject to existing liens that presently secure the Borrower's pre-petition Indebtedness under the Pre-Petition Credit Agreement (but subject to any Liens in existence on the Petition Date to which the Liens being primed hereby are subject or become subject subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code) and any Liens granted after the Petition Date to provide adequate protection in respect of the Pre-Petition Credit Agreement, subject only to (x) in the event of the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default with the giving of notice or lapse of time or both, the payment of allowed and unpaid professional fees and disbursements incurred by the Borrower, the Guarantors and any statutory committees appointed in the Cases in an aggregate amount not in excess of $1,500,000 (plus all unpaid professional fees and disbursements incurred prior to the occurrence of an Event of Default to the extent allowed by the Bankruptcy Court)(2) and (y) the payment of unpaid fees pursuant to 28 U.S.C. Section 1930 and to the Clerk of the Bankruptcy Court (collectively, the "CARVE-OUT"), PROVIDED that amounts in the Letter of Credit Account and any investment of the funds contained therein shall not be subject to the Carve-Out, and PROVIDED FURTHER, that, except as otherwise provided in the Orders, no portion of the Carve-Out shall be utilized for the


------------------------
         (2) Note: Borrowing Base will reflect deduction for these amounts.

payment of professional fees and disbursements incurred in connection with any investigation of or challenge to the amount, extent, priority, validity, perfection or enforcement of the indebtedness of the Borrower and the Guarantors owing to the Pre-Petition Lenders or to the collateral securing such indebtedness, and PROVIDED FURTHER that, as to proceeds of causes of action to recover preferences, fraudulent transfers or other avoidance claims under chapter 5 of the Bankruptcy Code, the Agent and the DIP Lenders shall have been granted an administrative claim pursuant to Section 503(b) of the Bankruptcy Code. The Superpriority Claims shall at all times be senior to the rights of the Borrower, the Guarantors, any chapter 11 trustee and, subject to section 726 of the Bankruptcy Code, any chapter 7 trustee, or any other creditor (including, without limitation, post-petition vendors and other post-petition creditors) in the Cases or any subsequent proceedings under the Bankruptcy Code, including, without limitation, any chapter 7 cases if any of the Borrower's or the Guarantors' cases are converted to cases under chapter 7 of the Bankruptcy Code, subject only to the Carve-Out. The DIP Lenders agree that so long as no Event of Default or event which with the giving of notice or lapse of time or both would constitute an Event of Default shall have occurred, the Borrower and the Guarantors shall be permitted to pay compensation and reimbursement of expenses incurred in the ordinary course of business, or professional fees allowed and payable under 11 U.S.C. Section 330 and 11 U.S.C. Section 331 or otherwise permitted to be paid by Court order, as the same may be due and payable, and any compensation and expenses previously paid, or accrued but unpaid, prior to the occurrence of such Event of Default shall not reduce the Carve-Out.

         (b) As to all real property the title to which is held by the Borrower or any of the Guarantors, or the possession of which is held by the Borrower or any of the Guarantors pursuant to leasehold interest, and which secures the obligations under the Pre-Petition Credit Agreement, the Borrower and each Guarantor hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Agent on behalf of the DIP Lenders all of the right, title and interest of the Borrower and such Guarantor in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and such Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and each Guarantor acknowledges that, pursuant to the Orders, the Liens in favor of the Agent on behalf of the DIP Lenders in all of such real property and leasehold instruments shall be perfected without the recordation of any instruments of mortgage or assignment. The Borrower and each Guarantor further agree that, upon the request of the Agent, the Borrower and such Guarantor shall enter into separate fee and leasehold mortgages in recordable form with respect to such properties on terms satisfactory to the Agent and take all steps necessary to record and perfect such mortgages and real property liens under applicable non-bankruptcy law.

         SECTION 2.24. RIGHT OF SET-OFF. Subject to the provisions of Section 7.01, upon the occurrence and during the continuance of any Event of Default, the Agent and each DIP Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and each such DIP Lender to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such DIP Lender shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each DIP Lender and the Agent agrees promptly to notify the Borrower and the Guarantors after any such set-off and application made by such DIP Lender or by the Agent, as the case may be, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each DIP Lender and the Agent under this Section are in addition to other rights and remedies that such DIP Lender and the Agent may have upon the occurrence and during the continuance of any Event of Default.

         SECTION 2.25. SECURITY INTEREST IN LETTER OF CREDIT ACCOUNT. Pursuant to Section 364(c)(2) of the Bankruptcy Code, the Borrower and the Guarantors hereby assign and pledge to the Agent, for its benefit and for the ratable benefit of the DIP Lenders, and hereby grant to the Agent, for its benefit and for the ratable benefit of the DIP Lenders, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's and the Guarantors' right, title and interest in and to the Letter of Credit Account and direct investment of the funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by the Borrower, whether pursuant to
Section 363 of the Bankruptcy Code or otherwise.

         SECTION 2.26. PAYMENT OF OBLIGATIONS. Subject to the provisions of
Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower and the Guarantors, the DIP Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

         SECTION 2.27. NO DISCHARGE: SURVIVAL OF CLAIMS. Each of the Borrower and the Guarantors agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming any Plan of Reorganization (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agent and the DIP Lenders pursuant to the Order and described in Section 2.23 and the Liens granted to the Agent pursuant to the Order and described in Sections 2.23 and 2.25 shall not be affected in any manner by the entry of an order confirming any Plan of Reorganization.

         SECTION 2.28. USE OF CASH COLLATERAL. Notwithstanding anything to the contrary contained herein, the Borrower shall not be permitted (i) to request a Borrowing under Section 2.06 or request the issuance of a Letter of Credit under
Section 2.04 unless the Bankruptcy Court shall have entered the Interim Order or
(ii) to request a Borrowing under Section 2.06 unless the Borrower and the Guarantors shall at that time have the use of all cash collateral subject to the Orders for the purposes described in Section 3.10.

         SECTION 2.29. GENERAL PROVISIONS AS TO PAYMENTS. The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 noon (New York City time) on the date when due in Federal or other funds immediately available in New York City, without set-off or counterclaim, to the DIP Lenders at their addresses referred to in
Section 10.01. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.



                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the DIP Lenders to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:

         SECTION 3.01. ORGANIZATION AND AUTHORITY. Each of the Borrower and the Guarantors (i) is duly organized and validly existing under the laws of the State of its incorporation or formation, (ii) is duly qualified as a foreign corporation (or other entity) and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors, taken as a whole, (iii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final order, when applicable) has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party and
(iv) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has all requisite corporate power and authority and the legal right to own, pledge, mortgage, lease and operate its properties, and to conduct its business as now or currently proposed to be conducted.

         SECTION 3.02. DUE EXECUTION. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), the execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (including, without limitation, the grant and pledge by the Borrower and the Guarantors of the security interests granted pursuant to the Security and Pledge Agreement), (i) are within the respective corporate powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate action, including the consent of shareholders, partners or members where required, and do not (A) contravene the charter, by-laws or other organizational documents of any of the Borrower or the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or Governmental Authority, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Petition Date or any material lease, agreement or other instrument entered into after the Petition Date binding on the Borrower or the Guarantors or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors other than the Liens granted pursuant to this Agreement, the other Loan documents or the Orders; and (ii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Orders. Except for the entry of the Orders, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the perfection of the security interests granted pursuant to the Loan Documents or, subject to Section 7.01 hereof, the exercise by the Agent or the DIP Lenders of their respective rights and remedies under the Loan Documents. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), this Agreement shall have been duly executed and delivered by each of the Borrower and the Guarantors. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), this Agreement, and each of the other Loan Documents to which the Borrower and each of the Guarantors is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, enforceable against the Borrower and the Guarantors in accordance with its terms and the Orders.

         SECTION 3.03. STATEMENTS MADE. The information that has been delivered in writing by the Borrower or any of the Guarantors to the Agent or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower or such Guarantor to be reasonable at the time such projections were furnished.

         SECTION 3.04. FINANCIAL STATEMENTS. The Borrower has furnished the DIP Lenders with copies of (i) the audited consolidated financial statement and schedules of the Borrower for the fiscal year ended April 29, 2000 and (ii) the unaudited consolidated financial statement and schedules of the Borrower for the fiscal quarter ended October 28, 2000. Such financial statements present fairly the financial condition and results of operations of the Borrower and the Guarantors on a consolidated basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and the Guarantors as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP, subject (in the case of such fiscal quarter statement) to normal year end adjustments. No material adverse change in the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and the Guarantors, taken as a whole, has occurred from that set forth in the Borrower's consolidated financial statements for the fiscal year ended April 29, 2000 or the fiscal quarters ending after April 29, 2000 other than those which customarily occur as a result of events leading up to and following the commencement of a proceeding under chapter 11 of the Bankruptcy Code and the commencement of the Cases (including, without limitation, those reflected in the financial projections heretofore made available to the Agent).

         SECTION 3.05. OWNERSHIP. Each of the Persons listed on Schedule 3.05 is a direct or indirect Subsidiary of the Borrower, and, except as indicated on
Schedule 3.05, each such Person is a wholly-owned Subsidiary of the Borrower. The Borrower owns no other Subsidiaries, whether directly or indirectly, other than as set forth on Schedule 3.05.

         SECTION 3.06. LIENS. There are no Liens of any nature whatsoever on any assets of the Borrower or any of the Guarantors other than: (i) Liens granted pursuant to the Pre-Petition Credit Agreement; (ii) Permitted Liens; (iii) Liens permitted pursuant to section 6.01(ii); and (iv) Liens in favor of the Agent and the DIP Lenders and (v) Liens existing on the Petition Date and permitted to exist pursuant to the Pre-Petition Credit Agreement (which Liens shall be identified on Schedule 3.06 hereto, to be provided to the Agent in accordance with Section 5.09(a)). Neither the Borrower nor the Guarantors are parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or any Guarantor or otherwise result in a violation of this Agreement other than the Liens granted to the Agent and the DIP Lenders as provided for in this Agreement.

         SECTION 3.07. COMPLIANCE WITH LAW. (a) (i) The operations of the Borrower and the Guarantors comply with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.); (ii) none of the operations of the Borrower or the Guarantors is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure by the Borrower or any Guarantor is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment; and (iii) neither the Borrower nor any Guarantor has any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

         (b) Neither the Borrower nor any Guarantor is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors, taken as a whole.

         SECTION 3.08. INSURANCE. All policies of insurance of any kind or nature owned by or issued to the Borrower and the Guarantors, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of the Borrower and the Guarantors.

         SECTION 3.09. THE ORDERS. On the date of the making of the initial Loans or the issuance of the initial Letters of Credit hereunder, whichever first occurs, the Interim Order will have been entered and will not have been stayed, amended, vacated, reversed or rescinded. On the date of the making of any Loan or issuance of any Letter of Credit, the Interim Order or the Final Order, as the case may be, will have been entered and will not have been amended, stayed, vacated or rescinded. Upon the maturity (whether by the acceleration or otherwise) of any of the obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the DIP Lenders shall, subject to the provisions of Section 7.01, be entitled to immediate payment of such obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

         SECTION 3.10. USE OF PROCEEDS. The proceeds of the Loans shall be used for working capital and for other general corporate purposes of the Borrower, the Guarantors and, subject to the limitations set forth in Section 6.10(v), the MBE Companies.

         SECTION 3.11. LITIGATION. Other than as set forth on Schedule 3.11, there are no unstayed actions, suits or proceedings pending or, to the best knowledge of the Borrower or the Guarantors, threatened against or affecting the Borrower or the Guarantors or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that are reasonably likely to be determined adversely to the Borrower or the Guarantors and, if so adversely determined, would have a material adverse effect on the financial condition, business, properties, prospects, operations or assets of the Borrower and the Guarantors, taken as a whole.

         SECTION 3.12. INTELLECTUAL PROPERTY. Set forth on Schedule 3.12 hereto is a complete and accurate list of all patents, patent applications, trademarks, trademark applications, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of the Borrower and each Guarantor (the "INTELLECTUAL PROPERTY"), showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date. Except as described on Schedule 3.12, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower or any Guarantor know of any such claim, and, to the knowledge of the Borrower and each Guarantor, the use of such Intellectual Property by the Borrower and the Guarantors does not infringe on the rights of any Person, except for such claims and infringement that, in the aggregate, would not be reasonably expected to have a material adverse effect on the financial condition, business, properties, prospects, operations or assets of the Borrower and the Guarantors, taken as a whole.

         SECTION 3.13. LETTERS OF CREDIT. Letters of Credit issued hereunder will not be used for purposes of securing obligations to or providing for the payment of any vendor or supplier located in the United States of the Borrower or any Guarantor.


                                    ARTICLE 4
                              CONDITIONS OF LENDING

         SECTION 4.01. CONDITIONS PRECEDENT TO CLOSING AND EXTENSION OF INITIAL LOANS AND INITIAL LETTERS OF CREDIT. The occurrence of the Closing Date and obligation of the DIP Lenders to make the initial Loans or the Fronting Banks to issue the initial Letters of Credit, whichever may occur first, is subject to the following conditions precedent:

         (a) SUPPORTING DOCUMENTS. The Agent shall have received for each of the Borrower, the Guarantors and the MBE Companies:

                   (i) a copy of such entity's certificate of incorporation, as amended up to and including the Closing Date, certified as of a recent date by the Secretary of State (or other applicable Governmental Authority) of the jurisdiction of such entity's incorporation; PROVIDED that the Agent may, in its discretion, accept such certificate of incorporation of the Borrower or any Guarantor certified by a Secretary or Assistant Secretary of the Borrower in lieu of certification by the Secretary of State (or other applicable Governmental Authority), subject to receipt of an undertaking from the Borrower to effect delivery of such documents certified by the Secretary of State (or other applicable Governmental Authority) promptly after the Closing Date;

                  (ii) a certificate of such Secretary of State (or other applicable Governmental Authority) of such entity's jurisdiction of incorporation, dated as of a recent date, as to the good standing of such entity and as to the charter documents on file in the office of such Secretary of State (or other applicable Governmental Authority);

                 (iii) a certificate of the Secretary or an Assistant Secretary of each such entity dated as of the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such entity authorizing the Borrowings and Letter of Credit extensions hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Letter of Credit Account and other Liens contemplated hereby, and that such resolutions are in full force and effect without modification or amendment, (C) that the certificate of incorporation of such entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of such entity executing this Agreement or any other Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of such entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)); and

                 (iv) such other documents as the Agent may reasonably request.

         (b) INTERIM ORDER. At the time of the making of the initial Loans or at the time of the issuance of the initial Letters of Credit, whichever first occurs, the Agent and the DIP Lenders shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit C (the "INTERIM ORDER") approving the Loan Documents and granting the Superpriority Claim status and senior priming and other Liens described in Section 2.23 which Interim Order (i) shall have been entered, with the consent or non-objection of a preponderance, as determined by the Agent in its sole judgment, of the Pre-Petition Lenders, upon an application or motion of the Borrower reasonably satisfactory in form and substance to the Agent, on such prior notice to such parties (including the Pre-Petition Lenders) as may in each case be reasonably satisfactory to the Agent, (ii) shall authorize extensions of credit in amounts satisfactory to the Agent, (iii) shall approve the payment by the Borrower of all of the Fees referred to in Section 2.19, (iv) shall be in full force and effect, (v) shall have authorized the use by the Borrower and the Guarantors of any cash collateral in which any Pre-Petition Lender under the Pre-Petition Credit Agreement may have an interest and shall have provided, as adequate protection for the use of such cash collateral and the priming contemplated hereby, for (A) a Superpriority Claim as contemplated by Section 507(b) of the

Bankruptcy Code immediately junior to the claims under Section 364(c)(1) of the Bankruptcy Code held by the Agent and the DIP Lenders, (B) a Lien on substantially all of the assets of the Borrower and the Guarantors having a priority immediately junior to the priming and other Liens granted in favor of the Agent and the DIP Lenders hereunder and under the other Loan Documents, (C) the payment on a current basis of the reasonable fees and disbursements of respective professionals (including, but not limited to, the reasonable fees and disbursements of counsel and internal and third-party consultants, including financial consultants, and auditors) for the Pre-Petition Agent (including the payment on the Closing Date or as soon thereafter as is practicable of any unpaid pre-petition fees and expenses) and the continuation of the payment to the Pre-Petition Agent on a current basis of the administration fees that are provided for under the Pre-Petition Credit Agreement and (E) the payment to the Pre-Petition Lenders (to be applied as provided for in the Pre-Petition Credit Agreement) of the Net Proceeds of the sale of assets on which they have Liens (including, without limitation, any sale of any collateral granted by an MBE Company) to the extent such Net Proceeds are not required to be paid to the Agent and the DIP Lenders hereunder (such payments to the Pre-Petition Lenders to be made each time that cumulative Net Proceeds that are so payable, but have not yet been paid, reach $100,000) and (vi) shall not have been stayed, reversed, modified or amended in any respect; and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letter of Credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

         (c) SECURITY AND PLEDGE AGREEMENT. The Borrower and each of the Guarantors shall have duly executed and delivered to the Agent a Security and Pledge Agreement in substantially the form of Exhibit D (the "SECURITY AND PLEDGE AGREEMENT") and each of the documents contemplated thereunder that is to be delivered prior to the extension of the initial Loans or issuance of the initial Letters of Credit hereunder (including, without limitation, all such patent, trademark and copyright security agreements or other filings as requested by the Agent in order to perfect the Agent's security interest in intellectual property of the Borrower and the Guarantors).

         (d) FIRST DAY ORDERS. All of the "first day orders" entered by the Bankruptcy Court at the time of the commencement of the Cases shall be satisfactory in form and substance to the Agent.

         (e) OPINION OF COUNSEL. Unless the Agent shall have agreed that the condition set forth in this Section 4.01(e) may be satisfied at the time of the entry of the Final Order, the Agent and the DIP Lenders shall have received the favorable written opinion of counsel to the Borrower and the Guarantors, dated the Closing Date substantially in the form of Exhibit E and reasonably acceptable to the Agent.

         (f) PAYMENT OF FEES. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees due under and pursuant to this Agreement and the letter referred to in Section 2.19.

         (g) CORPORATE AND JUDICIAL PROCEEDINGS. All corporate, judicial and other proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agent and the DIP Lenders contemplated by this Agreement shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including records of corporate, judicial and other proceedings, which the Agent may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial or other authorities.

         (h) INFORMATION. The Agent shall have received such information (financial or otherwise) as may be reasonably requested by the Agent and shall have discussed such information (as well as the Borrower's business plan and Budget delivered to the Agent prior to the Closing Date) with the Borrower's management and shall be satisfied with the nature and substance of such discussions.

         (i) BUDGET. The Agent and the DIP Lenders shall have received from the Borrower a forecast detailing the Borrower's anticipated cash receipts and disbursements for the period commencing on or prior to the Petition Date and ending on or after the Maturity Date and setting forth the anticipated uses of the Total Commitment (the "BUDGET"), all on a monthly basis, satisfactory in form and substance to the Agent.

         (j) MBE COMPANY GUARANTEES. The Agent shall have received an MBE Company Guaranty, duly executed by each MBE Company.

         (k) MBE INTERCOMPANY NOTE. The Agent shall have received the MBE Intercompany Note, duly executed by MBE.

         (l) COMPLIANCE WITH LAWS. The Borrower and the Guarantors shall have granted the Agent access to and the right to inspect all reports, audits and other internal information of the Borrower and the Guarantors relating to environmental matters, and any third party verification of certain matters relating to compliance with environmental laws and regulations requested by the Agent, and the Agent shall be reasonably satisfied that the Borrower and the Guarantors are in compliance in all material respects with all applicable environmental laws and regulations and be satisfied with the costs of maintaining such compliance.

         (m) CLOSING DOCUMENTS. The Agent shall have received all documents required by this Agreement and such documents shall be satisfactory in form and substance to the Agent.

         SECTION 4.02. CONDITIONS PRECEDENT TO EACH LOAN AND EACH LETTER OF CREDIT. The obligation of the DIP Lenders to make each Loan and of the Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

         (a) NOTICE. The Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by Section 2.

         (b) REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

         (c) NO DEFAULT. On the date of each Borrowing hereunder or the issuance of each Letter of Credit, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

         (d) ORDERS. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required DIP Lenders, PROVIDED, that at the time of the making of any Loan or the issuance of any Letter of Credit the aggregate amount of either or which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit Outstandings, would exceed the amount authorized by the Interim Order (collectively, the "ADDITIONAL CREDIT"), the Agent and each of the DIP Lenders shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit F (the "FINAL ORDER"), which, in any event, shall have been entered by the Bankruptcy Court no later than 30 days after the entry of the Interim Order, and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required DIP Lenders; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Borrower or any Guarantor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

         (e) PAYMENT OF FEES. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement and the letter referred to in Section 2.19.

         (f) BORROWING BASE CERTIFICATE. Following the completion of the appraisals described in Section 2.02(a)(i) and the Agent's determination of the Borrowing Base, the Agent shall have received a completed Borrowing Base Certificate (dated no more than seven (7) days prior to each Borrowing and each issuance of a Letter of Credit), which Borrowing Base Certificate shall include supporting schedules as required by the Agent.

         (g) UCC SEARCHES. At the time of the making of the first Loan or the issuance of the first Letter of Credit following the entry of the Final Order, the Agent shall have received UCC searches conducted in the jurisdictions in which the Borrower and the Guarantors conduct business (dated as of a date reasonably satisfactory to the Agent), reflecting the absence of Liens and encumbrances on the assets of the Borrower and the Guarantors other than such Liens as may be satisfactory to the Agent.

         (h) USAGE. The uses of such Borrowing or such Letter of Credit shall be substantially consistent with the Budget.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.



                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

         From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(b)), or any amount shall remain outstanding or unpaid under this Agreement, the Borrower and each of the Guarantors agree that, unless the Required DIP Lenders shall otherwise consent in writing, the Borrower and each of the Guarantors will:

         SECTION 5.01. FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Borrower and the Guarantors, deliver to the Agent and each of the DIP Lenders:

         (a) within 90 days after the end of each fiscal year, the Borrower's consolidated balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis and the Borrower and the Guarantors on a consolidated basis, as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the Borrower to be audited for the Borrower and its Subsidiaries by PriceWaterhouse Coopers or other independent public accountants or recognized national standing acceptable to the Required DIP Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Cases) and to be certified by a Financial Officer of the Borrower to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

         (b) within 45 days after the end of each of the first three fiscal quarters and within 90 days after the end of the fourth fiscal quarter of each fiscal year, the Borrower's consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis and the Borrower and the Guarantors on a consolidated basis, in each case as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer of the Borrower as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

         (c) concurrently with any delivery of financial statements under (a) or
(b) above as applicable, (i) a certificate of a Financial Officer (A) certifying the accuracy of such statements, (B) certifying that no Event of Default or event that upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (C) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the provisions of Sections 6.03, 6.04, 6.05 and 6.10 and (ii) a certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of such accountants accompanying the audited consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and its continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

         (d) as soon as available, but no more than 45 days after the end of each month, the unaudited monthly cash flow reports of the Borrower and the Subsidiaries on a consolidated basis and the Borrower and the Guarantors on a consolidated basis as of the close of such fiscal month and the results of their operations during such fiscal period and the then elapsed portion of the fiscal year, all certified by a Financial Officer as fairly presenting the results of operations of the Borrower and the Subsidiaries on a consolidated basis, subject to normal year-end audit adjustments;

         (e) on the first Business Day of each week, a statement of projected cash receipts and cash disbursements with respect to the Borrower and its Subsidiaries for each week in the period of thirteen continuous weeks commencing with the immediately following week, in a form reasonably satisfactory to the Agent;

         (f) concurrently with any delivery of financial statements under (b) above, monthly financial projections for the following six fiscal month period; PROVIDED that, promptly following (and in any event within 30 days after) consummation of a sale of USOP-NA or MBE, the Borrower and the Guarantors shall deliver to the Agent and each of the DIP Lenders updated monthly financial projections reflecting the consummation of such sale;

         (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all of the functions of said commission, or with any national securities exchange, as the case may be;

         (h) as soon as available and in any event (A) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred and (B) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

         (i) promptly and in any event within 10 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

         (j) if requested by the Agent, promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the borrower or any of its ERISA Affiliates;

         (k) within 10 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of the Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

         (l) promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

         (m) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Guarantor, or compliance with the terms of any material loan or financing agreements as the Agent, at the request of any DIP Lender, may reasonably request;

         (n) promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court in the Cases, or distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Cases, providing copies of same to counsel for Agent;


         (o) no later than the 35th day of each month, a reconciliation of the results of the business operations of the Borrower for the preceding month as compared to the corresponding period in the Budget; and

         (p) no later than the 30th day after the Petition Date, a statement of projected cash receipts and cash disbursements with respect to the Borrower and its Subsidiaries for the twelve-month period following the Petition Date, in a form reasonably satisfactory to the Agent (the "WIND-DOWN PLAN").

         SECTION 5.02. CORPORATE EXISTENCE. Preserve and maintain in full force and effect all governmental rights, privileges, qualification, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i) (A) if in the reasonable business judgment of the Borrower or such Guarantor, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a material adverse effect on the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and the Guarantors, taken as a whole, and (ii) as otherwise permitted in connection with sales of assets permitted by Section 6.11.

         SECTION 5.03. INSURANCE. (a) Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Guarantor, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (b) maintain such other insurance or self insurance as may be required by law.

         SECTION 5.04. OBLIGATIONS AND TAXES. With respect to the Borrower and each Guarantor, pay all its material obligations arising after the Petition Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Petition Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Petition Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; PROVIDED, HOWEVER, that the Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor in conformity with GAAP).

         SECTION 5.05. NOTICE OF EVENT OF DEFAULT, ETC. Within two Business Days thereof, give to the Agent notice in writing of (a) any Event of Default or the occurrence of any event or circumstance that with the passage of time or giving of notice or both would constitute an Event of Default and (b) any litigation, investigations or proceedings which may exist at any time between the Borrower or any Guarantor and any Governmental Authority.

         SECTION 5.06. ACCESS TO BOOKS AND RECORDS. (a) Maintain or cause to be maintained at all times true and complete books and records in accordance with GAAP of the financial operations of the Borrower and the Guarantors; and provide the Agent and its representatives access to all such books and records during regular business hours, in order that the Agent may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrower or the Guarantors to the Agent or the DIP Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement. The Borrower and each Guarantor will, at any reasonable time and from time to time during regular business hours, upon reasonable notice, permit the Agent and any agents or representatives (including, without limitation, appraisers) designated by the Agent to visit the properties of the Borrower and the Guarantors and to conduct examinations of and to monitor the Collateral held by the Agent and to discuss the affairs, finances and condition of the Borrower and the Guarantors with the officers and independent accountants of the Borrower.

         (b) The Borrower and the Guarantors will permit any representatives designated by the Agent (including any consultants, accountants, lawyers and appraisers retained by the Agent) to conduct evaluations and appraisals of the Borrower's computation of the Borrowing Base and the assets included in the Borrowing Base, all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable fees (including reasonable and customary internally allocated fees of employees of the Agent as to which invoices have been furnished) and expenses of any such representatives retained by the Agent as to which invoices have been furnished to conduct any such evaluation or appraisal, including the reasonable fees and expenses associated with collateral monitoring services performed by the Collateral Agent Services Group of the Agent. To the extent required by the Agent as a result of any such evaluation, appraisal or monitoring, the Borrower also agrees to modify or adjust the computation of the Borrowing Base (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base).

         (c) In the event that historical accounting practices, systems or reserves relating to the components of the Borrowing Base are modified in a manner that is adverse to the DIP Lenders in any material respect, the Borrower will agree to maintain such additional reserves (for purposes of computing the Borrowing Base) in respect to the components of the Borrowing Base and make such other adjustments to its parameters for including the components of the Borrowing Base as the Agent shall reasonably require based upon such modifications.

         (d) The Borrower and the Guarantors will grant the Agent access to and the right to inspect all reports, audits and other internal information of the Borrower and the Guarantors relating to environmental matters upon reasonable notice, and obtain any third party verification of matters relating to compliance with environmental laws and regulations requested by the Agent at any time and from time to time.

         SECTION 5.07. MAINTENANCE OF CONCENTRATION ACCOUNT. The Borrower and the Guarantors shall, within 30 days after the Closing Date, and at all times thereafter, maintain with the Agent an account or accounts (the "CONCENTRATION ACCOUNT") (a) to be used by the Borrower and the Guarantors as their principal concentration accounts and (b) into which shall be swept or deposited, at the end of each Business Day, all cash of the Borrower and the Guarantors and the full available balances in excess of an aggregate of $50,000 in all of the operating and other bank accounts of the Borrower and the Guarantors maintained at any institution other than the Agent.

         SECTION 5.08. BORROWING BASE CERTIFICATE. Commencing on the Initial Period Expiration Date, furnish to the Agent, no later than (i) 3 Business Days after each week ended after the Initial Period Expiration Date, a completed Borrowing Base Certificate as of the last day of the immediately preceding one-week period and (i) within 5 Business Days after the end of each fiscal month ended after the Initial Period Expiration Date, a completed Borrowing Base Certificate showing the Borrowing Base as of the close of business on the last day of such fiscal month, and (iii) if requested by the Agent, at any other time when the Agent reasonably believes that the then existing Borrowing Base Certificate is materially inaccurate, as soon as reasonably available but in no event later than 5 Business Days after such request, a completed Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with such other supporting documentation and additional reports with respect to the Borrowing Base as the Agent shall reasonably request.

         SECTION 5.09. FURNISHING OF ADDITIONAL INFORMATION. In the case of the Borrower and the Guarantors, deliver to the Agent:

         (a) within 20 days after the Petition Date, a completed copy of
Schedule 3.06 hereto, identifying all of the Liens described in Section 3.06(v);

         (b) within 20 days after the date hereof, (i) a certificate of the Secretary of State (or other applicable Governmental Authority) of each such entity's jurisdiction of incorporation, each dated as of a recent date, as to the payment of taxes by such entity and (ii) a certificate of the Secretary of State (or other applicable Governmental Authority) of each other jurisdiction in which such entity is qualified to do business as a foreign corporation, each dated as of a recent date, as to the good standing of and payment of taxes by such entity; PROVIDED that, in the case of jurisdictions in which any of the Borrower or the Guarantors is qualified to do business as a foreign corporation, the Agent may, in its discretion, accept a certificate of a Secretary or Assistant Secretary of the Borrower as to the good standing and payment of taxes by such entity, in lieu of certification by the Secretary of State (or other applicable Governmental Authority); and

         (c) within 20 days after the date hereof, (ii) executed UCC financing statements naming each of the Borrower and the Guarantors as debtor in substantially the form of Schedule D-6 to Exhibit D to the Security and Pledge Agreement, in each case in appropriate form for filing in the UCC filing offices set forth in paragraph 2 of the Perfection Certificate with respect to each of the Borrower and the Guarantors, (ii) such other financing statements, security agreements or documents as the Agent may reasonably request, in order to perfect any security interest granted or purported to be granted under the Loan Documents to the extent such security interest may be perfected by filing under the UCC and (iii) an updated Perfection Certificate, substantially in the form of Exhibit D to the Security and Pledge Agreement (and including the information contemplated by paragraphs 3, 4, 5 and 6 thereof), in each case in form and substance satisfactory to the Agent. As used in this subsection (c), the term "UCC" has the meaning set forth in the Security and Pledge Agreement.

                                    ARTICLE 6
                               NEGATIVE COVENANTS

         From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(b)) or any amount shall remain outstanding or unpaid under this Agreement, unless the Required DIP Lenders shall otherwise consent in writing, the Borrower and each of the Guarantors will not (and will not apply to the Bankruptcy Court for authority to):

         SECTION 6.01. LIENS. Incur, create, assume or suffer to exist any Lien on any asset of the Borrower or the Guarantors now owned or hereafter acquired by the Borrower or any of such Guarantors, other than: (i) Liens existing on the Petition Date as reflected on Schedule 3.06 hereto and Liens granted pursuant to the Pre-Petition Credit Agreement and pursuant to satisfaction of the Pre-Petition Collateral Amendment Requirement; (ii) Liens in favor of the Pre-Petition Lenders as adequate protection granted pursuant to the Orders, which Liens are junior to the Liens contemplated hereby in favor of the Agent and the DIP Lenders, PROVIDED that the Interim Order and the Final Order shall provide that the holders of such junior Liens shall not be permitted to take my action to foreclose with respect to such junior Liens so long as any amounts (including, without limitation, any Loans or Letters of Credit) shall remain outstanding hereunder or any Commitment shall be in effect; (iii) Permitted Liens and (iv) Liens in favor of the Agent and the DIP Lenders.

         SECTION 6.02. MERGER, ETC. Consolidate or merge with or into another Person, expect for the consolidation or merger of any Guarantor with or into the Borrower or another Guarantor.

         SECTION 6.03. INDEBTEDNESS. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) indebtedness under this Agreement;
(ii) Indebtedness incurred prior to the Petition Date; (iii) Indebtedness arising from Investments among the Borrower and the Guarantors that are permitted hereunder; (iv) Indebtedness owed to Chase or any banking Affiliates in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds; and (v) Indebtedness consisting of guaranties permitted by Section 6.06.

         SECTION 6.04. CAPITAL EXPENDITURES. Make cumulative Capital Expenditures (excluding any expenses incurred in connection with normal replacement and maintenance programs properly charged to current operations to the extent that such expenses are substantially consistent with the Budget) for each period beginning on the Petition Date and ending on each date listed below in excess of the amount opposite such date; PROVIDED that, with respect to any such period subsequent to the period during which a sale of US Furniture/Supplies is consummated (each such subsequent period, a "POST-FURNITURE/SUPPLIES SALE PERIOD"), the amount set forth below opposite the last day of such Post-Furniture/Supplies Sale Period shall be reduced by the sum of (i) the product of (x) $500,000 and (y) the number of Post-Furniture/Supplies Sales Periods then ended plus (ii) if applicable, such additional amount as is calculated in accordance with the immediately succeeding PROVISO; and PROVIDED FURTHER that, with respect to any such period subsequent to the period during which a sale of US Refresh is consummated (each such subsequent period, a "POST-REFRESH SALE PERIOD"), the amount set forth below opposite the last day of such Post-Refresh Sale Period shall be reduced by the sum of (i) the product of (x) $500,000 and (y) the number of Post-Refresh Sales Periods then ended and
(ii) if applicable, such additional amount as is calculated in accordance with the immediately preceding PROVISO:

            Period Ending (3)(4)                       Capital Expenditures
            --------------------                       --------------------
            3/31/01                                      $1,500,000
            4/28/01                                      $3,000,000
            5/26/01                                      $4,300,000
            6/30/01                                      $5,300,000
            7/28/01 and thereafter                       $6,000,000

         SECTION 6.05. EBITDA. Permit cumulative EBITDA for each period beginning on the Petition Date and ending on each of the dates listed below to be less than the amount specified opposite such date:

            Period Ending                                      EBITDA(3)
            -------------                                     ----------
            3/31/01                                       ($3,800,000)
            4/28/01                                       ($7,600,000)
            5/26/01                                       ($12,300,000)
            6/30/01                                       ($13,500,000)
            7/28/01 and thereafter                        ($14,700,000)

         SECTION 6.06. GUARANTEES AND OTHER LIABILITIES. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or


------------------------
         (3) All numbers shown in parentheses are negative.

otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations of the Borrower or any Guarantor if the Borrower or such Guarantor could have incurred such Indebtedness or obligations under this Agreement and (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         SECTION 6.07. CHAPTER 11 CLAIMS. Incur, create, assume, suffer to exist or permit any other Superpriority Claim that is PARI PASSU with or senior to the claims of the Agent and the DIP Lenders against the Borrower and the Guarantors, except for the Carve-Out.

         SECTION 6.08. DIVIDENDS; CAPITAL STOCK. Declare or pay, directly or indirectly, any dividends or make any other distribution, or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes; PROVIDED that any Guarantor may pay dividends to another Guarantor or to the Borrower.

         SECTION 6.09. TRANSACTIONS WITH AFFILIATES. Sell or transfer any property to, or otherwise engage in any other material transactions with, any of its Affiliates (other than the Borrower and the Guarantors), other than in the ordinary course of business in good faith and at prices and on terms and conditions not less favorable to the Borrower or such Guarantor than could be obtained on an arms'-length basis from unrelated third parties.

         SECTION 6.10. INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (all of the foregoing, "INVESTMENTS"), except for (i) ownership by the Borrower or the Guarantors of the capital stock of each of the Subsidiaries listed on Schedule 3.05, (ii) Permitted Investments, (iii) advances and loans existing on the Petition Date and set forth on Schedule 6.10 among the Borrower and the Subsidiaries (but not any refinancings or extensions thereof or further advances of any kind in connection therewith; PROVIDED that the maturity of loans owing from a Subsidiary (other than MBE) to the Borrower or another Subsidiary may be extended (in the same amount and subject to the same terms as the existing loan) if repayment of such loan on the original maturity date would render such Subsidiary obligor insolvent), which have been entered into in the ordinary course of business, (iv) advances and loans among the Borrower and the Guarantors entered into in the ordinary course of business and (v) advances and loans to MBE pursuant to and evidenced by the MBE Intercompany Note in an aggregate amount not to exceed (x) at any time prior to satisfaction of the Pre-Petition Collateral Amendment Requirement, $2,000,000 and (y) thereafter, $5,000,000. Neither the Borrower not any Guarantor shall (i) make any advances to an Affiliate of the Borrower that is not organized under the laws of the United States or any State thereof or the District of Columbia or (ii) except as expressly permitted pursuant to clause (iv) or (v) of the foregoing sentence, make any net advances to any other Affiliate of the Borrower.

         SECTION 6.11. DISPOSITION OF ASSETS. Sell or otherwise dispose of any assets (including, without limitation, the capital stock of any Subsidiary) except for (i) sales of inventory, fixtures and equipment in the ordinary course of business, (ii) sales of surplus equipment no longer used in the businesses of the Borrower or the Guarantors, (iii) sales of assets (including, but not limited to, a sale of the MBE assets) pursuant to an Asset Sale Agreement and
(iv) sales of assets (other than those described in clause (i), (ii) or (iii) hereof) with an aggregate fair market value not to exceed $1,000,000 in any fiscal year of the Borrower; PROVIDED that in each of the above cases (x) the consideration received by the Borrower or the relevant Guarantor shall not be less than the fair market value of the assets sold or disposed of, (y) where required by law, the sale or disposition shall have received the approval of the Bankruptcy Court and (z) upon receipt by the Borrower of any Net Proceeds of any sale or disposition described in clause (ii), (iii) or (iv) hereof, the Total Commitment shall be permanently reduced in accordance with Section 2.13(a), and the Borrower shall prepay Loans and/or cash collateral Letters of Credit as required pursuant to, and in the amount and order of priority set forth in,
Section 2.13(b). Nothing in this Section 6.11 shall limit the transfer or disposition of assets to the Borrower or a Guarantor.

         SECTION 6.12. NATURE OF BUSINESS. Modify or alter in any material manner the nature and type of its business as conducted at or prior to the Petition Date or the manner in which such business is conducted (except as required by the Bankruptcy Code), it being understood that sales permitted by
Section 6.11 shall not constitute such a material modification or alteration.

         SECTION 6.13. CASH MANAGEMENT SYSTEM. Modify or alter in any material manner its intercompany cash management system as existing at or prior to the Petition Date.



                                    ARTICLE 7
                                EVENTS OF DEFAULT

         SECTION 7.01. EVENTS OF DEFAULT. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace if any (each, an "EVENT OF DEFAULT"):

         (a) any material representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this

Agreement or the credit extensions hereunder or any material statement or representation made in any report financial statement certificate or other document furnished by the Borrower or any Guarantors to the DIP Lenders under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

         (b) default shall be made in the payment of any (i) Fees or interest on the Loans or reimbursement of expenses under any Loan Documents when due, and such default shall continue unremedied for more than two (2) Business Days or
(ii) principal of the Loans or other amounts payable by the Borrower hereunder (including, without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof (including the Prepayment Date) or at a due fixed for prepayment thereof or by acceleration thereof or otherwise; or

         (c) default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in
Section 6 hereof; or

         (d) default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days; or

         (e) any of the Cases shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code or any party shall file a motion or other pleading seeking the dismissal of any of the Cases under Section 1112 of the Bankruptcy Code or otherwise; a trustee under chapter 7 or chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 30 days after the entry thereof; or an application shall be filed by the Borrower or any Guarantor for the approval of any other Superpriority Claim (other than the Carve-Out) in any of the Cases which is PARI PASSU with or senior to the claims of the Agent and the DIP Lenders against the Borrower or any Guarantor hereunder, or there shall arise or be granted any such PARI PASSU or senior Superpriority Claim; or

         (f) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower or any of the Guarantors that have a value in excess of $500,000 in the aggregate; or

         (g) a Change of Control shall occur; or

         (h) the Borrower shall fail to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than three (3) Business Days; or

         (i) any provision of any Loan Document shall, for any reason cease to be valid and binding or the Borrower, any of the Guarantors or any MBE Company, or the Borrower, any of the Guarantors or any MBE Company shall so assert in any pleading filed in any court; or

         (j) an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of 10 days, vacating or otherwise modifying either of the Orders or terminating the use of cash collateral by the Borrower or the Guarantors pursuant to the Orders; or

         (k) any judgment or order as to a post-petition liability or debt for the payment of money in excess of $500,000 shall be rendered against the Borrower or any of the Guarantors and the enforcement thereof shall not have been stayed; or

         (l) any non-monetary judgment or order with respect to a post-petition event shall be rendered against the Borrower or any of the Guarantors which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, prospects, operations or assets of the Borrower and the Guarantors taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Agent or any DIP Lender under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (m) except as permitted by the Orders, the Borrower or the Guarantors shall make any Pre-Petition Payment other than Pre-Petition Payments authorized by the Bankruptcy Court in respect of: (w) certain critical vendors in a total amount not in excess of $30,400,000, (x) accrued payroll and related expenses and employee benefits as of the Petition Date, (y) valid reclamation claims in a total amount not in excess of $2,500,000 million, and (z) accrued and unpaid claims in respect of valid mechanics and warehouseman's liens as of the Petition Date and certain other pre-petition claims against the Borrower and the Guarantors in a total amount not in excess of $1,000,000; or

         (n) any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than 10 days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than $100,000; or

         (o) (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $50,000 allocable to post-petition obligations or requires payments exceeding $100,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by the Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received; or

         (p) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $100,000; or

         (q) the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Petition Date) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $100,000; or

         (r) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower or any Guarantor is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a material adverse effect on the financial condition, business, properties, operations or assets of the Borrower and the Guarantors, taken as a whole, and the enforcement thereof shall not have been stayed; or

         (s) default shall be made by the Borrower or any Guarantor in the due observance or performance of any term or condition contained in any Order;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Agent may, and at the request of the Required DIP Lenders shall take one or more of the following actions, at the same or different times (PROVIDED, that with respect to clause (iv) below and the enforcement of Liens or other remedies with respect to the Collateral referred to in clause (v) below, the Agent shall provide the Borrower and its counsel (with a copy to counsel for any Official Creditors' Committee in the Cases, to counsel for the Pre-Petition Agent and to the United States Trustee for the District of Delaware) with five
(5) Business Days' written notice prior to taking the action contemplated thereby, and PROVIDED, FURTHER, that upon receipt of notice referred to in the immediately preceding clause with respect to the accounts referred to in clause
(iv) below, the Borrower may continue to make ordinary course disbursements from such accounts (other than the Letter of Credit Account) but may not withdraw or disburse any other amounts from such accounts): (i) terminate forthwith the Total Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors upon demand to forthwith deposit in the Letter of Credit Account cash in an amount that, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 105% of the then outstanding Letters of Credit (and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit the accounts of the Borrower and the Guarantors maintained with the Agent in such amount five
(5) Business Days after the giving of the notice referred to above); (iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Agent and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and (v) exercise any and all remedies under the Loan Documents and under applicable law available to the Agent and the DIP Lenders.



                                    ARTICLE 8
                                   THE AGENT

         SECTION 8.01. ADMINISTRATION BY AGENT. The general administration of the Loan Documents shall be performed by the Agent. Each DIP Lender hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan

Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

         SECTION 8.02.  ADVANCES AND PAYMENTS.

         (a) On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the DIP Lenders, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Agent do so, each of the DIP Lenders agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

         (b) Any amounts received by the Agent in connection with this Agreement (other than amounts to which the Agent is entitled pursuant to Sections 2.19, 8.06, 10.05 and 10.06), the application of which is not otherwise provided for in this Agreement shall be applied, FIRST, in accordance with each DIP Lender's Commitment Percentage to pay accrued but unpaid Commitment Fees or Letter of Credit Fees, and SECOND, in accordance with each DIP Lender's Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding and all reimbursed Letter of Credit drawings. All amounts to be paid to a DIP Lender by the Agent shall be credited to that DIP Lender, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that DIP Lender's correspondent account with the Agent, as such DIP Lender and the Agent shall from time to time agree.

         SECTION 8.03. SHARING OF SETOFFS. Each DIP Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under
Section 506 of the Bankruptcy Code or other security interest arising from, or in lieu of, such secured claim and received by such DIP Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other DIP Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other DIP Lender a participation in the Loans of such other DIP Lender, so that the aggregate unpaid principal amount of each DIP Lender's Loans and its participation in Loans of the other DIP Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the DIP Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside, such purchase of participation shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any DIP Lender holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.01) or counterclaim with respect to any and all moneys owing by the Borrower to such DIP Lender as fully as if such DIP Lender held a Note and was the original obligee thereon, in the amount of such participation.

         SECTION 8.04. AGREEMENT OF REQUIRED DIP LENDERS. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required DIP Lenders, action shall be taken by the Agent for and on behalf or of the benefit of all DIP Lenders upon the direction of the Required DIP Lenders, and any such action shall be binding on all DIP Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

         SECTION 8.05.  LIABILITY OF AGENT.

         (a) The Agent when acting on behalf of the DIP Lenders, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the DIP Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the DIP Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the DIP Lenders or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required DIP Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any DIP Lender for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

         (b) Neither the Agent nor any of its respective directors, officers, employees, agents or affiliates shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any DIP Lender or by the Borrower or the Guarantors of any of their respective obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

         (c) The Agent, in its capacity as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

         SECTION 8.06. REIMBURSEMENT AND INDEMNIFICATION. Each DIP Lender agrees
(i) to reimburse (x) the Agent for such DIP Lender's Commitment Percentage of any expenses and fees incurred for the benefit of the DIP Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the DIP Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the Guarantors and (y) the Agent for such DIP Lender's Commitment Percentage of any expenses of the Agent incurred for the benefit of the DIP Lenders that the Borrower has agreed to reimburse pursuant to Section 10.05 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

         SECTION 8.07. RIGHTS OF AGENT. It is understood and agreed that Chase shall have the same rights and powers hereunder (including the right to give such instructions) as the other DIP Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any Guarantor, as though it were not the Agent of the DIP Lenders under this Agreement.

         SECTION 8.08. INDEPENDENT DIP LENDERS. Each DIP Lender acknowledges that it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the Guarantors and agrees that the Agent shall bear no responsibility therefor.

         SECTION 8.09. NOTICE OF TRANSFER. The Agent may deem and treat a DIP Lender party to this Agreement as the owner of such DIP Lender's portion of the Loans for all


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

purposes, unless and until a written notice of the assignment or transfer thereof executed by such DIP Lender shall have been received by the Agent.

         SECTION 8.10. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the DIP Lenders and the Borrower. Upon any such resignation, the Required DIP Lenders shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required DIP Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the DIP Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.



                                    ARTICLE 9
                                    GUARANTY

         SECTION 9.01. GUARANTY.

         (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

         (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Agent or a DIP Lender to assert any claim or demand or to enforce any right or remedy against the borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof;
(iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents;
(iv) the release, exchange, waiver or foreclosure of any security held by the


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

Agent for the Obligations or any of them; (v) the failure of the Agent or a DIP Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of the Borrower or any other Guarantor.

         (c) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or a DIP Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or a DIP Lender in favor of the Borrower or any other Guarantor, or to any other Person.

         (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

         (e) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations that might otherwise constitute a defense to this Guaranty. Neither the Agent, nor any of the DIP Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

         (f) Subject to the provisions of Section 7.01, upon the Obligations becoming due and payable (by acceleration or otherwise), the DIP Lenders shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Agent, without further application to or order of the Bankruptcy Court.

         SECTION 9.02. NO IMPAIRMENT OF GUARANTY. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or a DIP Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary


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

the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

         SECTION 9.03. SUBROGATION. Upon payment by any Guarantor of any sums to the Agent or a DIP Lender hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent and the DIP Lenders and shall forthwith be paid to the Agent and the DIP Lenders to be credited and applied to the Obligations, whether matured or unmatured.



                                   ARTICLE 10
                                  MISCELLANEOUS

         SECTION 10.01. NOTICES. Notices and other communications provided for herein shall be in writing (including telegraphic, telex, facsimile or cable communication) and shall be mailed, telegraphed, telexed, transmitted, cabled or delivered to the Borrower or any Guarantor at U.S. Office Products Company, 1025 Thomas Jefferson Street, N.W. Suite 600E, Washington, D.C. 20007, Attention:
Chief Financial Officer and General Counsel with copies to Duane D. Morse, Esq. Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037 and to Brendan L. Shannon, Esq., Young, Conaway, Stargatt & Taylor, 110 North Market Street, P.O. Box 391, Wilmington, DE 19899-0391, and to a DIP Lender or the Agent to it at its address set forth on Annex A as well as to counsel to the Agent, Donald S. Bernstein, Esq., Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017 and to Mark D. Collins, Richards, Layton & Finger, 920 King Street, Wilmington, DE, 19801, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when delivered to the telegraph company, charges prepaid, if by telegram; or when receipt is acknowledged, if by any telegraphic communications or facsimile equipment of the sender, in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked written direction from such party; provided, however, that in the case of notices to the Agent notices pursuant to the preceding sentence with respect to change of address and pursuant to Section 2 shall be effective only when received by the Agent.

         SECTION 10.02. SURVIVAL OF AGREEMENT, REPRESENTATIONS AND WARRANTIES, ETC. All warranties, representations and covenants made by the Borrower or any Guarantor herein


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

or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the DIP Lenders and shall survive the making of the Loans herein contemplated regardless of any investigation made by any DIP Lender or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder with respect to the Borrower and the Guarantors.

         SECTION 10.03. SUCCESSORS AND ASSIGNS.

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the DIP Lenders and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the DIP Lenders. Each DIP Lender may sell participations to any Person in all or part of any Loan, or all or part of its Commitment, in which event, without limiting the foregoing, the provisions of Section 2.15 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrower's and the Guarantors' liability, if any, under Sections 2.15 and 2.18 shall not be increased as a result of the sale of any such participation) and the PRO RATA treatment of payments, as described in Section 2.17, shall be determined as if such DIP Lender had not sold such participation. In the event any DIP Lender shall sell any participation, such DIP Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower and each of the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such DIP Lender may grant its participant the right to consent to such DIP Lender's execution of amendments, modifications or waivers that (i) reduce any Fees payable hereunder to the DIP Lenders, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrower's obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the DIP Lender selling such participation hereunder with respect to the Borrower or the Guarantors.

         (b) Each DIP Lender may assign to one or more DIP Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it), PROVIDED, HOWEVER, that (i) other than in the case of an assignment to a DIP Lender Affiliate of the assignor DIP Lender or to another DIP Lender, the Agent and the Fronting Bank must give their respective prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) the aggregate amount of the Commitment and/or Loans of the assigning DIP Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agent, in no event be less than $1,000,000 or the remaining portion of such DIP Lender's Commitments, if less and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrower shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a DIP Lender hereunder and (B) the DIP Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning DIP Lender's rights and obligations under this Agreement, such DIP Lender shall cease to be a party hereto).

         (c) By executing and delivering an Assignment and Acceptance, the DIP Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such DIP Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such DIP Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto, (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in
Section 3.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such DIP Lender assignor or any other DIP Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a DIP Lender.

         (d) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the DIP Lenders and the Commitments of, and principal amount of the Loans owing to, each DIP Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the DIP Lenders shall treat each Person the name of which is recorded in the Register as a DIP Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any DIP Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning DIP Lender and the assignee thereunder together with the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and consented to by the Agent and the Fronting Bank (to the extent such consent is required hereunder), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (f) Any DIP Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such DIP Lender by or on behalf of the Borrower or any of the Guarantors; PROVIDED that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.04.

         (g) The Borrower hereby agrees to actively assist and cooperate with the Agent in the Agent's efforts to sell participations herein (as described in Section 10.03(a)) and assign to one or more DIP Lenders or Eligible Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.03(b)).

         SECTION 10.04. CONFIDENTIALITY. Each DIP Lender agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential from anyone other than persons employed or retained by such DIP Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loan; PROVIDED that nothing herein shall prevent any DIP Lender from disclosing such information (i) to any of its Affiliates or to any other DIP Lender, PROVIDED such Affiliate agrees to keep such information confidential to the same extent required by the DIP Lenders hereunder, (ii) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority, (iii) that has been publicly disclosed other than as a result of a disclosure by the Agent or any DIP Lender that is not permitted by this Agreement, (iv) in connection with any litigation to which the Agent, any DIP Lender, or their respective Affiliates may be a party to the extent reasonably required, (v) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vi) to such DIP Lender's legal counsel and independent auditors and (vii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f). Each DIP Lender shall use reasonable efforts to notify the Borrower of any required disclosure under clause (ii) of this Section prior to making such disclosure.

         SECTION 10.05. EXPENSES. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to pay all expenses incurred by the Agent and JPMorgan, a division of Chase Securities Inc. (including but not limited to the reasonable fees and disbursements of Davis Polk & Wardwell, special counsel for the Agent, any other counsel that the Agent shall retain and any internal or third-party appraisers, consultants and auditors advising the Agent and JPMorgan, a division of Chase Securities Inc., and their counsel) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby, the costs, fees and expenses of the Agent in connection with its monthly and other periodic field audits, monitoring of assets (including reasonable and customary internal collateral monitoring fees) and publicity expenses, and, following the occurrence of an Event of Default, all expenses incurred by the DIP Lenders and the Agent in the enforcement or protection of the rights of any one or more of the DIP Lenders or the Agent in connection with this Agreement or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the DIP Lenders or the Agent. Such payments shall be made on the date of the Interim Order and thereafter on demand upon delivery of a statement setting forth such costs and expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to reimburse the Agent and JPMorgan, a division of Chase Securities Inc., for the expenses set forth in the Commitment Letter and the reimbursement provisions thereof are hereby incorporated herein by reference. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

         SECTION 10.06. INDEMNITY. The Borrower and each of the Guarantors agree to indemnify and hold harmless the Agent, JPMorgan, a division of Chase Securities Inc., and the DIP Lenders and their directors, officers, employees, agents and Affiliates (each an "INDEMNIFIED PARTY") from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any

Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

         SECTION 10.07. CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND THE BANKRUPTCY CODE.

         SECTION 10.08. NO WAIVER. No failure on the part of the Agent or any of the DIP Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 10.09. EXTENSION OF MATURITY. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

         SECTION 10.10.  AMENDMENTS, ETC.

         (a) No modification, amendment or waiver of any provision of this Agreement or the Security and Pledge Agreement and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required DIP Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; PROVIDED, HOWEVER, that no such modification or amendment shall, without the written consent of the DIP Lender affected thereby
(x) increase the Commitment of a DIP Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a DIP Lender), or (y) reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower's obligations hereunder; and, PROVIDED, FURTHER, that no such modification or amendment shall, without the written consent of (A) all of the DIP Lenders (i) amend or modify any provision of this Agreement that provides for the unanimous consent or approval of the

DIP Lenders, (ii) amend this Section 10.10 or the definition of Required DIP Lenders or (iii) amend or modify the Superpriority Claim status of the DIP Lenders contemplated by Section 2.23 or (B) the Super-Majority DIP Lenders (as hereinafter defined), release all or any substantial portion of the Collateral from the Liens granted to the Agent hereunder, under the Orders or under any other Loan Document, (ii) release any Guarantor or (iii) alter the eligibility standards used in determining the Borrowing Base in a manner which would increase the amount of the Borrowing Base. No such amendment or modification may adversely affect the rights and obligations of the Agent or any Fronting Bank hereunder or any DIP Lender in the capacity referred to in Section 6.3(iv) without its prior written consent. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.03(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a DIP Lender shall bind any Person subsequently acquiring an interest on the Loans held by such DIP Lender. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

         (b) Notwithstanding anything to the contrary contained in Section 10.10(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner that would require the unanimous consent of all of the DIP Lenders (or the consent described in clause (B) of the first sentence of Section 10.10(a)) and such modification or amendment is agreed to by the Super-Majority DIP Lenders (as hereinafter defined), then with the consent of the Borrower and the Super-Majority DIP Lenders, the Borrower and the Super-Majority DIP Lenders shall be permitted to amend the Agreement without the consent of the DIP Lender or DIP Lenders that did not agree to the modification or amendment requested by the Borrower (such DIP Lender or DIP Lenders, collectively the "MINORITY DIP LENDERS") to provide for (w) the termination of the Commitment of each of the Minority DIP Lenders, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Super-Majority DIP Lenders, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-Majority DIP Lender or DIP Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority DIP Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "SUPER-MAJORITY DIP LENDERS" shall mean, at any time, DIP Lenders holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, DIP Lenders having Commitments representing at least 66-2/3% of the Total Commitment.


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

         SECTION 10.11. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.12. HEADINGS. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 10.13. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 10.14. PRIOR AGREEMENTS. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any DIP Lender or the Agent prior to the execution of this Agreement (except as otherwise expressly provided herein with respect to the Commitment Letter and the fee letter referred to therein, including without limitation the Borrower's agreement to actively assist the Agent in the syndication of the transactions contemplated hereby referred to in Section 10.03(g) and including also the provisions of Section 2.19).

         SECTION 10.15. FURTHER ASSURANCES. Whenever and so often as reasonably requested by the Agent, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

         SECTION 10.16. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTORS, THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written above.


                           BORROWER:

                           U.S. OFFICE PRODUCTS COMPANY

                           By:
                              ------------------------------------
                           Title:

                           GUARANTORS:

                           BINDERY SYSTEMS, INC.

                           By:
                              ------------------------------------
                           Title:


                           CENTRAL TEXAS OFFICE PRODUCTS, INC.

                           By:
                              ------------------------------------
                           Title:


                           DULWORTH OFFICE FURNITURE COMPANY

                           By:
                              ------------------------------------
                           Title:


                           FORTY-FIFTEEN PAPIN REDEVELOPMENT, CORP.

                           By:
                              ------------------------------------
                           Title:


                           INTERIORS ACQUISITION CORP.

                           By:
                              ------------------------------------
                           Title:

                           KOF-CT ACQUISITION CORP.

                           By:
                              ------------------------------------
                           Title:


                           KENTWOOD OFFICE FURNITURE, INC.

                           By:
                              ------------------------------------
                           Title:


                           MCWHORTER'S, INC.

                           By:
                              ------------------------------------
                           Title:


                           MODERN FOOD SYSTEMS, INC.

                           By:
                              ------------------------------------
                           Title:


                           MODERN VENDING, INC.

                           By:
                              ------------------------------------
                           Title:


                           OE ACQUISITION CORP.

                           By:
                              ------------------------------------
                           Title:


                           REWORK ACQUISITION, CORP.

                           By:
                              ------------------------------------
                           Title:

                           SLETTEN VENDING SERVICE, INC.

                           By:
                              ------------------------------------
                           Title:


                           THE SYSTEMS HOUSE, INC.

                           By:
                              ------------------------------------
                           Title:


                           US OFFICE PRODUCTS, CHICAGO DISTRICT, LLC

                           By:
                              ------------------------------------
                           Title:


                           US OFFICE PRODUCTS, COLORADO DISTRICT, LLC

                           By:
                              ------------------------------------
                           Title:


                           US OFFICE PRODUCTS, FLORIDA DISCTRICT, LLC

                           By:
                              ------------------------------------
                           Title:


                           US OFFICE PRODUCTS GEORGIA DISCTRICT, LLC

                           By:
                              ------------------------------------
                           Title:

                           US OFFICE PRODUCTS, MID-ATLANTIC DISTRICT, INC.

                           By:
                              ------------------------------------
                           Title:


                           US OFFICE PRODUCTS, MID-SOUTH DISTRICT, INC.

                           By:
                              ------------------------------------
                           Title:


                           US OFFICE PRODUCTS, NORTH ATLANTIC DISTRICT, INC.

                           By:
                              ------------------------------------
                           Title:


                           US OFFICE PRODUCTS, NORTHWEST DISTRICT, LLC

                           By:
                              ------------------------------------
                           Title:


                           US OFFICE PRODUCTS, SOUTH CENTRAL DISTRICT, INC.


                           By:
                              ------------------------------------
                           Title:


                           USOP HOLDING CO. OF MEXICO, INC.

                           By:
                              ------------------------------------
                           Title:

                           USOP MERCHANDISING CO.

                           By:
                              ------------------------------------
                           Title:


                           USOPN, INC.

                           By:
                              ------------------------------------
                           Title:


                           VEND-RITE SERVICE, CORP.

                           By:
                              ------------------------------------
                           Title:




                           AGENT:

                           THE CHASE MANHATTAN BANK,
                           Individually and as Agent

                           By:
                              ------------------------------------
                           Title:

                                    270 Park Avenue
                                    New York, NY 10017

ACCEPTED AND AGREED
AS TO SECTION 2.13(a) HEREOF:

MAIL BOXES ETC.

By:
   ------------------------------------
Title:




MAIL BOXES ETC. USA, INC.

By:
   ------------------------------------
Title:


GLOBAL MAILBOX EXPRESS, LLC

By:
   ------------------------------------
Title:

                                    ANNEX A
                    to REVOLVING CREDIT AND GUARANTY AGREEMENT

                            Dated as of March 6, 2001


                                          COMMITMENT              COMMITMENT
BANK                                      AMOUNT                  PERCENTAGE
----                                      ------                  ----------
The Chase Manhattan Bank                  $35,000,000             100%
270 Park Avenue
New York, NY 10017
Attn:          Ms. Norma Corio
               Managing Director,
               fax: (212)949-1459
               AND:
               Roy Castromonte and
               Maggie Swales
               Agent Bank Services,
               fax: (212)552-5662
Total                                     $35,000,000             100%
                                          -----------             -----------

                                                                Exhibit A to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                        FORM OF ASSIGNMENT AND ACCEPTANCE

         AGREEMENT dated as of _________, ____ among [NAME OF ASSIGNOR] (the "ASSIGNOR") and [NAME OF ASSIGNEE] (the "ASSIGNEE").

         WHEREAS, this Assignment and Acceptance (the "AGREEMENT") relates to the DIP Credit Agreement dated as of March 6, 2001 among U.S. Office Products Company (the "BORROWER"), the Assignor and the other DIP Lenders party thereto, the Guarantors party thereto and The Chase Manhattan Bank, as Agent (the "AGENT") (as amended from time to time, the "DIP CREDIT AGREEMENT");

         WHEREAS, as provided under the DIP Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower and participate in Letters of Credit in an aggregate principal amount at any time outstanding not to exceed $_____________;

         [WHEREAS, Loans made to the Borrower by the Assignor under the DIP Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;]

         [WHEREAS, Letters of Credit with a total amount available for drawing thereunder of $__________ are outstanding at the date hereof; and]

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the DIP Credit Agreement in respect of a portion of its Revolving Commitment thereunder in an amount equal to $__________ (the "ASSIGNED AMOUNT"), together with a corresponding portion of each of its outstanding Loans and Letter of Credit Outstandings and the Assignee proposes to accept such assignment and assume the corresponding obligations of the Assignor under the DIP Credit Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein have the respective meanings set forth in the DIP Credit Agreement.

         SECTION 2. ASSIGNMENT. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the DIP Credit Agreement to the extent of the Assigned Amount and a corresponding portion of each of its outstanding Loans and Letter of Credit Outstandings, and the Assignee hereby accepts such assignment from the

Assignor and assumes all of the obligations of the Assignor under the DIP Credit Agreement to the extent of the Assigned Amount and the corresponding portion of each of its Loans and Letter of Credit Outstandings. Upon the execution and delivery hereof by the Assignor and the Assignee [and by the Borrower, the Agent and the Fronting Bank](4) and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a DIP Lender under the DIP Credit Agreement with a Commitment in an amount equal to the Assigned Amount and acquire the rights of the Assignor with respect to a corresponding portion of each of its outstanding Loans and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by the Assigned Amount, and the Assignor shall be released from its obligations under the DIP Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. PAYMENTS. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.(5) Commitment fees and letter of credit participation fees accrued before the date hereof are for the account of the Assignor and such fees accruing on and after the date hereof with respect to the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee agrees that if it receives any amount under the DIP Credit Agreement that is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and promptly pay the same to such other party.

         [SECTION 4. CONSENT OF THE AGENT AND THE FRONTING BANK. This Agreement is conditioned upon the consent of the Agent and the Fronting Bank pursuant to
Section 10.03(b) of the DIP Credit Agreement.](6)

         SECTION 5. NON-RELIANCE ON ASSIGNOR, ETC. By executing and delivering this Assignment and Acceptance, the Assignor and the Assignee confirm and agree with each other as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned free and clear of any adverse claim, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the DIP


-----------------------------

              (4)  Delete if consent is not required.

              (5) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

              (6)  Delete if consent is not required.

Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the DIP Credit Agreement or any of the other Loan Documents; (ii) the Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under the DIP Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto, (iii) the Assignee confirms that it has received a copy of the DIP Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(iv) the Assignee will, independently and without reliance upon the Agent, the Assignor or any other DIP Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the DIP Credit Agreement; (v) the Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the DIP Credit Agreement as are delegated to the Agent by the terms of the DIP Credit Agreement, together with such powers as are reasonably incidental thereof; and (vi) the Assignee agrees that it will perform in accordance with the terms all obligations that by the terms of th DIP Credit Agreement are required to be performed by it as a DIP Lender.

         SECTION 6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                    [NAME OF ASSIGNOR]



                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                    [NAME OF ASSIGNEE]



                                    By:
                                       ---------------------------------------

                                       Name:
                                       Title:

[The undersigned consent to the foregoing assignment.

                                    [U.S. OFFICE PRODUCTS COMPANY]



                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:]

                                    [THE CHASE MANHATTAN BANK, as Agent



                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:]

                                    [THE CHASE MANHATTAN BANK, as Fronting Bank


                                    By:
                                       ----------------------------------------
                                         Name:
                                         Title:]

                                                                Exhibit B to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                                  FORM OF NOTE
                                                        New York, New York
                                                        March 6, 2001

         For value received, U.S. OFFICE PRODUCTS COMPANY, a Delaware corporation (the "BORROWER"), promises to pay to the order of THE CHASE MANHATTAN BANK (the "LENDER") or registered assigns, the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the dates provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates and as provided for in the Credit Agreement. All required cash payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of THE CHASE MANHATTAN BANK, 270 Park Avenue, New York, New York.

         All Loans made by the Lender, the respective Types of such Loans and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the promissory notes referred to in the Revolving Credit and Guaranty Agreement dated as of March 6, 2001 among U.S. OFFICE PRODUCTS COMPANY, the Subsidiaries named therein, the Lenders party thereto, and THE CHASE MANHATTAN BANK, as Agent (as amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

         This note shall be governed by and construed in accordance with the laws of the State of New York.

                                     U.S. OFFICE PRODUCTS COMPANY

                                     By
                                       ---------------------------------------
                                       Name:
                                       Title:

                         LOANS AND PAYMENTS OF PRINCIPAL


--------------------------------------------------------------------------------
                                                 Amount of
             Amount of                           Principal           Notation
Date         Loan                Type             Repaid             Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                Exhibit C to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                             FORM OF INTERIM ORDER


                                   [omitted]

                                                                Exhibit D to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                              FORM OF SECURITY AND
                                PLEDGE AGREEMENT

                               [See Exhibit 10.2]

                                                                Exhibit E to the
                                                            Revolving Credit and
                                                              Guaranty Agreement


                           FORM OF OPINION OF COUNSEL



                                  March 6, 2001


To the Lenders and the Agent
   Referred to Below
c/o The Chase Manhattan Bank,
   as Agent
270 Park Avenue
New York, New York 10017

         Re:  U.S. OFFICE PRODUCTS COMPANY

Ladies and Gentlemen:

         We have acted as special counsel to (i) U.S. Office Products Company, a Delaware corporation and a debtor and debtor-in-possession (the "COMPANY" or the "BORROWER") in a pending case under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Sections 101-1330 (the "BANKRUPTCY CODE"),
(ii) each of the entities listed on Schedule I, each of which is a direct or indirect subsidiary of the Borrower (each, individually, a "GUARANTOR" and, collectively, the "GUARANTORS") and each of which is a debtor and debtor-in-possession in a pending case (each, individually a "CASE" and collectively, with the Chapter 11 case of the Company, the "CASES") and (iii) Mail Boxes Etc., Mail Boxes Etc. USA, Inc. and Global Mailbox Express, LLC, each of which is a direct or indirect subsidiary of the Borrower (each, individually, an "MBE COMPANY" and, collectively with the Borrower and the Guarantors, the "OBLIGORS"), in connection with the preparation, execution and delivery of the Revolving Credit and Guaranty Agreement, dated as of March 6, 2001 (the "CREDIT AGREEMENT"), among the Borrower, each Guarantor, The Chase Manhattan Bank, a New York banking corporation ("CHASE"), each of the other lenders party thereto (together with Chase, the "LENDERS") and Chase, as agent (in such capacity, the "AGENT") for the Lenders. This opinion is being delivered pursuant to Section 4.01(e) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon representations of the Borrower, of the Guarantors, of the MBE Companies and of public officials, including the facts and conclusions set forth in the Officer's Certificate described in item (5) below.

         In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

         (1)      the Credit Agreement;

         (2)      the note referred to in Section 2.07(e) of the Credit
                  Agreement;

         (3) the Security and Pledge Agreement, dated as of March 6, 2001, by and among the Borrower and the Guarantors, as grantors, and the Agent (the "SECURITY AGREEMENT");

         (4) the MBE Company Guarantees, each dated as of March 6, 2001 between each of the MBE Companies and the Agent (the "MBE COMPANY GUARANTEES");

         (5) the Certificate of the Borrower dated the date hereof, a copy of which is annexed hereto as EXHIBIT B (the "OFFICER'S CERTIFICATE");

         (6) the Order, dated March 6, 2001 (the "INTERIM ORDER"), a copy of which is annexed hereto as EXHIBIT A;

         (7) copies of the Articles of Incorporation, Certificates of Incorporation, Certificates of Formation, By-Laws, Operating Agreements, or equivalent organizational documents of each Obligor;

         (8) copies of certain resolutions of the Board of Directors or other governing body of each of the Obligors adopted on March 4 and March 6, 2001;

         (9) certificates of good standing or certificates of existence, from the applicable Governmental Authority of each Obligor's jurisdiction of incorporation, organization or formation; and

         (10) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         The documents listed in items 1, 2, 3 and 4 above shall hereinafter be referred to collectively as the "FINANCING DOCUMENTS."

         We express no opinion as to the laws of any jurisdiction other than (i) the federal laws of the United States of America, (ii) the laws of the State of New York, (iii) the General Corporation Law of the State of Delaware and (iv) as to the opinions set forth in 1 and 2 below, the business organization laws of each Obligor's state of incorporation.

         Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, it is intended to signify that, during the course of our representation of the Borrowers as herein described, no information has come to our attention inconsistent with such opinion. However, we have not undertaken any independent investigation or inquiry to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Borrowers.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. Each Obligor (i) has been duly incorporated or formed, as applicable, (ii) is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and (iii) has all requisite power and authority to own and operate its properties and to conduct its business as now being conducted.

         2. Each Obligor has all requisite power and authority, corporate or otherwise, to execute and deliver the Financing Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance by each Obligor of the Financing Documents to which it is a party and the consummation by each Obligor of the transactions contemplated by the Financing Documents have been duly authorized by all requisite action, corporate or otherwise, on the part of such Obligor.

         3. Each of the Financing Documents has been duly and validly executed and delivered by each Obligor that is a party thereto. Each of the Financing Documents constitutes a legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms under the laws of the State of New York.

         4. The execution and delivery by each Obligor of the Financing Documents to which it is a party and the performance of the obligations thereunder do not and will not (a) require any consent or approval of, registration or filing with, or any other action by any Governmental Authority, except such as have been obtained or made and are in full force and effect, and routine filings to maintain corporate existence, qualifications to do business and good standing, (b) conflict with, contravene, violate or constitute a default under (i) the articles or certificate of incorporation or the by-laws (or the equivalent organizational and governing documents) of such Obligor, (ii) any law, rule, or regulation to which such Obligor is subject including, without limitation, the Investment company Act of 1940, as amended and the Public Utilities Holding Company Act of 1935, as amended, (iii) any judicial or administrative order or decree of any Governmental Authority or (iv) any indenture, agreement or other instrument identified to us by the Borrower or any Guarantor as material (as listed on Schedule II hereto) and binding upon the Borrower or any of the Guarantors or any of their respective assets, or (c) result in the creation or imposition of any Lien on any asset of the Borrower or any of the Guarantors pursuant to any agreement listed on Schedule II.

         5. With the exception of the Chapter 11 litigation mentioned in the introductory paragraph, to our knowledge there is no action, suit or proceeding pending or threatened against or affecting any Obligor before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially and adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and the other Obligors, considered as a whole, or which in any manner draws into question the validity or enforceability of the Financing Documents.

         6. The Security Agreement creates a valid security interest (the "ARTICLE 9 SECURITY INTEREST"), for the benefit of the secured parties named therein, in all right, title and interest of the Borrower and each Guarantor in all Collateral (as defined in the Security Agreement) to the extent Article 9 of the Uniform Commercial Code as in effect in the State of New York (the "UCC") is applicable thereto and, to the extent provided in Section 9-306 of the UCC, all proceeds thereof.

         7. The execution and delivery by each Obligor of each Financing Document to which it is a party and the performance by each such Obligor of its obligations thereunder do not violate any provision of any Applicable Law of the State of New York or any Applicable Law of the United States of America.

         8. Other than the entry by the Bankruptcy Court of the Final Order, no Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required under any Applicable Law of the State of New York or the United States of America to authorize, or is required in connection with, the execution, delivery or performance of any Financing Documents.

         9. The Interim Order was approved by the Bankruptcy Court on March 6, 2001 (the "EFFECTIVE TIME"). Based solely upon our review of the Docket as it existed as available on PACER as of 5:00 p.m. on March 6, 2001, (x) we believe that the Interim Order is in full force and effect and (y) no notice of appeal or motion to reverse, modify or amend the Interim Order has been filed.

         The enforceability of any obligation of the Company or any Obligor may be subject to (i) laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, marshalling of assets or other laws affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and (ii) general principles of equity, whether applied by a court of law or equity, including the exercise of discretionary powers by any court before which specific performance, injunctive relief, or other equitable remedies may be sought, as well as concepts of materiality, reasonableness, good faith and fair dealing; and (iii) limitations imposed under applicable provisions of the Uniform Commercial Code.

         This opinion is solely for the benefit in connection with the referenced transaction and may not be quoted or relied on by any other person, nor may copies be delivered to any other person except for any regulatory authority, commission, or other entity with regulatory jurisdiction over you, provided such delivery is required by law, regulation or regulatory policy applicable to you, nor may this opinion be used for any other purpose, without our prior written consent.

                                         Very truly yours,

                                         WILMER, CUTLER & PICKERING



                                         By:
                                             -----------------------------------

                                                                   Schedule I to
                                                                 COUNSEL OPINION



                                   GUARANTORS


                                   [omitted]

                                                                  Schedule II to
                                                                 COUNSEL OPINION




                               MATERIAL AGREEMENTS

Indenture for 9 3/4% Senior Subordinated Notes Due 2008, dated as of June 10, 1998 between and among U.S. Office Products Company as Issuer, the Note Guarantors named therein and from time to time parties thereto, as Note Guarantors, and State Street Bank and Trust Company as Trustee.

                                                                    Exhibit A to
                                                                 COUNSEL OPINION




                                  INTERIM ORDER

                                   [omitted]

                                                                    Exhibit B to
                                                                 COUNSEL OPINION


                          U.S. OFFICE PRODUCTS COMPANY

                             SECRETARY'S CERTIFICATE


         Pursuant to Section 4.01(a) of the Revolving Credit and Guaranty Agreement dated as of February 2, 2001 (the "Agreement"; terms used but not otherwise defined herein shall have the meanings assigned thereto in the Agreement), by and among U.S. Office Products Company, a Delaware corporation, as Borrower ("USOP"); the Subsidiaries of the Borrower named therein, as Guarantors; the Lenders party thereto and The Chase Manhattan Bank, as lender (the "Lender"), the undersigned, as Assistant Secretary of USOP and the corporations identified on Schedule 1 hereto (the "Companies"), does hereby certify that:

         (1) Attached hereto as ANNEX A is a true and complete copy of the certificate of incorporation and all amendments, if any, thereto of USOP and each of the Companies, properly filed with the Secretary of State of the State of Delaware and in full force and effect. The certificate of incorporation has not been amended since the date of the last amendment hereto indicated on the certificate of the Secretary of State;

         (2) Attached hereto as ANNEX B is a true and complete copy of the bylaws of USOP and each of the Companies, which is in full force and effect as of the date hereof;

         (3) Attached hereto as ANNEX C is a true and complete copy of the resolutions of the Board of Directors of USOP and each of the Companies authorizing the execution, delivery and performance of the Agreement and all other agreements, documents and instruments related thereto, including the execution, delivery and performance of the Borrowings, Letter of Credit extensions and the Loan Documents and the granting of the security interest in the Letter of Credit Account and other Liens contemplated thereby, and any other actions contemplated thereby, which resolutions are in full force and effect and have not been modified, rescinded or revoked as of the date hereof; and

         (4) The person named on ANNEX D attached hereto has been duly elected or appointed and has been duly qualified as, and on this day is, an officer of each of USOP and the Companies and the signature set opposite such person's name is his genuine signature.

                                                                Exhibit F to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                              FORM OF FINAL ORDER

                                   [omitted]

                                                                       EXHIBIT G


                                     MBE COMPANY GUARANTY

         GUARANTY dated as of March __, 2001 by [MAIL BOXES ETC.](7) (together, with its successors, "MBE GUARANTOR") in favor of THE CHASE MANHATTAN BANK, as Agent (with its successors in such capacity, the "AGENT").

                              W I T N E S S E T H :

         WHEREAS, U.S. Office Products Company (with its successors, the "BORROWER"), the subsidiaries of the Borrower named therein (the "GUARANTORS" and each a "GUARANTOR"), certain lenders (the "DIP LENDERS" and each a "DIP LENDER"), and the Agent and, solely for purposes of Section 2.13(a) thereof, MBE, Mail Boxes, Etc. USA, Inc. and Global Mail Box Express, LLC are parties to a Revolving Credit and Guaranty Agreement dated as of March 6, 2001 (as the same may be amended from time to time, the "CREDIT AGREEMENT"); and

         WHEREAS, in order to induce the DIP Lenders and the Agent to enter into the Credit Agreement, MBE Guarantor has agreed to execute and deliver a Guaranty substantially in the form hereof;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 8. DEFINITIONS. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided therein.

         SECTION 9. THE GUARANTY. (a) MBE Guarantor unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower of the Obligations. MBE Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this Guaranty notwithstanding any extension or renewal of any of the Obligations.

         (b) MBE Guarantor waives presentation to, demand for payment from and protest to the Borrower or any Guarantor, and also waives notice of protest for nonpayment. The Obligations of MBE Guarantor hereunder shall not be affected by
(i) the failure of the Agent or a DIP Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any


-----------------------------

                  (7) To be conformed appropriately for Mail Boxes Etc. USA, Inc. and Global Mail Box Express, LLC.

Guarantor under the provisions of this Guaranty or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof;
(iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents;
(iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent or a DIP Lender to exercise any right or remedy against any Guarantor; or (vi) the release or substitution of any Guarantor.

         (c) MBE Guarantor further agrees that this Guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or a DIP Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or a DIP Lender in favor of the Borrower or any Guarantor, or to any other Person.

         (d) MBE Guarantor hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any Guarantor and any circumstances affecting the ability of the Borrower to perform under this Guaranty.

         (e) MBE Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations that might otherwise constitute a defense to this Guaranty. Neither the Agent, nor any of the DIP Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to MBE Guarantor in respect of the management and maintenance of the Obligations.

         (f) Subject to the provisions of Section 7.01 of the Credit Agreement, upon the Obligations becoming due and payable (by acceleration or otherwise), the DIP Lenders shall be entitled to immediate payment of such Obligations by MBE Guarantor upon written demand by the Agent, without further application to or order of the Bankruptcy Court.

         SECTION 10. NO IMPAIRMENT OF GUARANTY. The obligations of MBE Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of MBE Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or a DIP Lender to assert any claim or demand or to enforce any remedy under this Guaranty or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of MBE Guarantor or would otherwise operate as a discharge of MBE Guarantor as a matter of law, unless and until the Obligations are paid in full.

         SECTION 11. SUBROGATION. Upon payment by MBE Guarantor of any sums to the Agent or a DIP Lender hereunder, all rights of MBE Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to MBE Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent and the DIP Lenders and shall forthwith be paid to the Agent and the DIP Lenders to be credited and applied to the Obligations, whether matured or unmatured.

         SECTION 12. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES; RELEASE OF GUARANTOR. (a) MBE Guarantor's obligations hereunder shall remain in full force and effect until the repayment in full of all Obligations, the termination of the Commitments under the Credit Agreement and the expiration or cancellation of all Letters of Credit. If at any time any payment of the principal of or interest on the Loans or any other amount payable by the Borrower under the Credit Agreement and the other Loan Documents is rescinded or must be otherwise restored or returned, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         (b) At any time and from time to time prior to the termination of MBE Guarantor's obligations hereunder, the Agent may release MBE Guarantor from its obligations hereunder with the prior written consent of the Super-Majority DIP Lenders.

         SECTION 13. REPRESENTATIONS AND WARRANTIES. MBE Guarantor represents and warrants as follows:

         (a) MBE Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not result in a material adverse effect on the financial condition, operations, business, properties or assets of MBE Guarantor and its Subsidiaries, taken as a whole, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         (b) The execution, delivery and performance by MBE Guarantor of the Loan Documents to which it is a party are within MBE Guarantor's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each Loan Document to which MBE Guarantor is a party has been duly executed and delivered by MBE Guarantor and constitutes a legal, valid and binding obligation of MBE Guarantor, enforceable against MBE Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         (c) The execution, delivery and performance by MBE Guarantor of the Loan Documents to which it is a party (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate in any material respect any applicable law or regulation or the charter, by-laws or other organizational documents of MBE Guarantor or any of its Subsidiaries or any order of any Governmental Authority,
(iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon MBE Guarantor or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by MBE Guarantor or any or its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of MBE Guarantor or any of its Subsidiaries (other than the Liens created pursuant to satisfaction of the Pre-Petition Collateral Amendment Requirement to secure this Guaranty and the MBE Intercompany Note).

         SECTION 14. ADDITIONAL AGREEMENTS OF MBE GUARANTOR. (a) MBE Guarantor hereby covenants, represents and warrants that its willingness to provide this Guaranty, and the Borrower's willingness to advance to MBE Guarantor certain proceeds of the Loans pursuant to, and as provided in, the Credit Agreement, arise in connection with a workout agreement, and the provisions hereof and the rights of the DIP Lenders with respect to any Collateral are intended to be strictly enforced in accordance with their terms notwithstanding the commencement of proceedings with respect to MBE Guarantor under any applicable bankruptcy or insolvency law or the applicability of any stay associated with any such proceedings (the imposition of which is hereby expressly waived).

         (b) MBE Guarantor hereby agrees that it shall be bound, at all times prior to the discharge of this Guaranty, by the covenants under the Credit Agreement, and the provisions of Article 5 and Article 6 of the Credit Agreement apply to MBE Guarantor and this Guaranty, MUTATIS MUTANDIS (it being understood that MBE Guarantor is not a "Guarantor" for purposes of such covenants).

         SECTION 15. AMENDMENTS. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by MBE Guarantor and the Agent with the consent of the Required DIP Lenders (or, solely in the case of this Section, the first sentence of Section 5(a) or any provision of Section 5(b) specifying the circumstances under which the consent of all DIP Lenders is required to release MBE Guarantor from its obligations hereunder, the Super-Majority DIP Lenders). MBE Guarantor shall be entitled to assume that the Agent has obtained the requisite consent of the DIP Lenders to any such change, waiver, discharge or termination hereunder to which the Agent has consented in writing.

         SECTION 16. NOTICES. All notices and other communications provided for herein shall be in writing and shall be delivered to the relevant party by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy at the address of such party set forth on the signature pages hereof. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt.

         SECTION 17. NO WAIVER; REMEDIES. No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any right under this Guaranty or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Guaranty and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 18. RIGHT OF SET-OFF. If MBE Guarantor fails to pay any Obligation when due, each DIP Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such DIP Lender or Affiliate to or for the credit or the account of MBE Guarantor against any and all of the obligations of MBE Guarantor now or hereafter existing under the Loan Documents held by such DIP Lender or any of its Affiliates, irrespective of whether or not such DIP Lender shall have made any demand under this Guaranty and although such obligations may be unmatured. The rights of each DIP Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such DIP Lender may have.

         SECTION 19. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall be binding upon the Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by the Agent, each of the DIP Lenders and their respective successors, transferees and assigns. This Guaranty is for the benefit of each DIP Lender and its successors and assigns, and in the event of an assignment of all or any of any DIP Lender's interest in and to its rights and obligations under the Credit Agreement, the assignor's rights hereunder, to the extent applicable to the indebtedness or obligation so assigned, shall automatically be transferred with such indebtedness or obligation.

         SECTION 20. SEVERABILITY. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent, and the DIP Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         SECTION 21. LIMITATION ON THE OBLIGATIONS. The obligations of MBE Guarantor hereunder shall be limited to an aggregate amount that is equal to the largest amount that would not render the obligations of MBE Guarantor hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law.

         SECTION 22. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(a) This Guaranty shall be construed in accordance with and governed by the law of the State of New York.

         (b) MBE Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any Agent or DIP Lender may otherwise have to bring any action or proceeding relating to this Guaranty or the other Loan Documents against MBE Guarantor or its properties in the courts of any jurisdiction.

         (c) MBE Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 10.01 of the Credit Agreement. Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

         SECTION 23. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD

NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed by their respective authorized officers as of the day and year first above written.



                                           [MAIL BOXES ETC.]


                                           By:
                                               ------------------
                                                Title:
                                                Address:


                                           THE CHASE MANHATTAN BANK, as Agent


                                           By:
                                               ------------------
                                                Title:
                                                Address:

                                  SCHEDULE 1.01

                               EXISTING AGREEMENTS

1. Credit Agreement, dated as of June 9, 1998, as amended by First Amendment dated as of August 21, 1998, Second Amendment dated as of April 15, 1999, Third Amendment and Waived dated as of April 28, 2000, Fourth Amendment dated as of September 29, 2000, Fifth Amendment dated as of December 7, 2000 and Sixth Amendment dated as of January 29, 2001.

2.   Guarantee and Collateral Agreement, dated as of June 10, 1998.

3.   Equitable Mortgage of Securities dated, dated as of June 10, 1998.

4. Deed of Trust from Action Wholesale Service, Inc. [4120 Brockton Dr., SF, Kentwood, MI 49512], Mortgagor to The Chase Manhattan Bank, as Administrative Agent, Mortgagee, dated June 9, 1998.

5. Deed to Secure Debt and Security Agreement from Courtland-Cain, Inc. [4346 Northeast Expwy, Atlanta 30301], Grantor to The Chase Manhattan Bank, as Administrative Agent, Grantee, dated as of June 9, 1998.

6. Deed of Trust from Forty-Fifteen Papin Redevelopment Corp., [4015 Papin St., St. Louis, MO 63110], Grantor to Robert Meckfessel, Trustee for the use and benefit of The Chase Manhattan Bank, as Administrative Agent, Beneficiary, dated as of June 9, 1998.

7. Deed of Trust, Assignment of Rents and Leases and Security Agreements from McWhorter's Inc., [621 Tully Rd., San Jose, CA 95111,], Grantor to First American Title Insurance Company, Trustee for the use and benefit of The Chase Manhattan Bank, as Administrative Agent, Beneficiary, dated as of June 9, 1998.

8. Mortgage and Security Agreement from Mile High Office Supply, LLC [60 Tejon St. Denver, CO 80223], Mortgagor to The Chase Manhattan Bank, as Administrative Agent, Mortgagee, dated as of June 9, 1998.

9. Deed of Trust from Rainen Business Interiors, Inc. [1330 Burlington, N. Kansas City, MO 64116], Grantor to Robert Meckfessel, Trustee for the use and benefit of The Chase Manhattan Bank, as Administrative Agent, Beneficiary, dated as of June 9, 1998.

10. Deed of Trust from Business Works, Inc. [4105 Industrial Dr., Jackson, MS 39209], Grantor to First American Title Insurance Company, Trustee for the use and benefit of The Chase Manhattan Bank, as Administrative Agent, Beneficiary, dated as of June 9, 1998.

11. Assignment and Assumption Agreement, dated June 10, 1998, with respect to Carithers-Wallace-Courtenay, LLC.

12. Assignment and Assumption Agreement, dated June 10, 1998, with respect to Copenhaver Holdings, LLC.

13. Assignment and Assumption Agreement, dated June 10, 1998, with respect to Global Mailbox Express, LLC.

14. Assignment and Assumption Agreement, dated June 10, 1998, with respect to The J. Thayer Company LLC.

15. Assignment and Assumption Agreement, dated June 10, 1998, with respect to Mile High Office Supply Company, LLC.

16. Assignment and Assumption Agreement, dated June 10, 1998, with respect to U.S Office Products, Midwest, LLC.

                                SCHEDULE 1.01(b)

                                EQUITY INVESTORS


CDR-PC Acquisitions, L.L.C.

                                  SCHEDULE 3.05

                                  SUBSIDIARIES


Bindery Systems, Inc.
Central Texas Office Products, Inc.
Dulworth Office Furniture Company
Forty-Fifteen Papin Redevelopment Corp.
Interiors Acquisition Corp.
KOF-CT Acquisition Corp.
Kentwood Office Furniture, Inc.
McWhorter's , Inc.
Modern Food Systems, Inc.
Modern Vending, Inc.
OE Acquisition Corp.
ReWork Acquisition Corp.
Sletten Vending Service, Inc.
The Systems House, Inc.
US Office Products, Chicago District, LLC
US Office Products, Colorado District, LLC
US Office Products, Florida District, LLC
US Office Products, Georgia District, LLC
US Office Products, Mid-Atlantic District, Inc.
US Office Products, Mid-South District, Inc.
US Office Products, North Atlantic District, Inc.
US Office Products, Northwest District, LLC
US Office Products, South Central District, Inc.
USOP Holding Co. of Mexico, Inc.
USOP Merchandising Co.
USOPN, Inc.
Vend-Rite Service Corp.
The Blue Star Group Limited
USRefresh
1203803 Ontario Ltd.
Take-A-Break Services, Inc.
1316712 Ontario Ltd.
Arbuckle Foods Inc.
1203829 Ontario Limited
Mail Boxes Etc.
Mail Boxes Etc. USA, Inc.
Global Mailbox Express, L.L.C (51%)
Dudley (49%)

                                  SCHEDULE 3.06

                                      LIENS

                [TO BE DELIVERED IN ACCORDANCE WITH SECTION 3.06
                            OF THE CREDIT AGREEMENT]

                                    [omitted]

                                 SCHEDULE 3.11

                                   LITIGATION

                                      NONE

                                  SCHEDULE 3.12

                              INTELLECTUAL PROPERTY

FEDERAL TRADEMARK AND SERVICEMARK REGISTRATIONS AND
APPLICATIONS:

     To the best of the Borrower's knowledge, the following represents all material trademarks, trademark applications, service marks, service mark applications owned by the Borrower.

Owner:        U.S. Office Products Company

Registration No.    Registration Date          Mark
Pending             December 3, 1997           U.S. OFFICE PRODUCTS Logo
575392              December 3, 1997           U.S. OFFICE PRODUCTS Logo
642901              December 3, 1997           US OFFICE PRODUCTS & Design

Owner:              US Office Products, Mid-Atlantic District, Inc.

Registration No.    Registration Date          Mark
1789020             June 17, 1992              BALTIMORE SELECT
1199153             June 30, 1981              Butler Design
16223882            January 11, 1990           COFFEE BUTLER
1884128             March 22, 1994             Coffee Butler Design
1014439             June 15, 1973              COFFEE BUTLER SERVICE
1280063             May 29, 1984               THE BUTLER'S CHOICE
1888980             October 1, 1993            THE OFFICE BUTLER
1395109             May 27, 1986               THE OFFICE RESOURCE
1280064             May 29, 1984               VIP BLEND
1783579             June 17, 1992              WASHINGTON CHOICE
1209194             September 14, 1982         ANDREWS
1202658             July 27, 1982              ANDREWS & DESIGN
1213250             October 19, 1982           ANDREWS (stylized)
1824745             May 20, 1993               ANDREWS COFFEE & BEVERAGE
                                               SERVICE & Design
1615092             January 24, 1990           SUNDIAL
1202657             July 27, 1982              Miscellaneous Design
1359633             September 10, 1982         Miscellaneous Design

Owner:              OE Acquisition Corp.

Registration No.    Application Date           Mark
Pending             July 7, 2000               TASTE THE JAZZ

Pending             November 8, 1996           U.S. OFFICE PRODUCTS
Pending             August 22, 1996            US OFFICE PRODUCTS & Design
Pending             June 26, 1998              USOPNET
Pending             July 27, 1999              USREFRESH
Pending             July 27, 1999              USRefresh
Pending             March 15, 2000             FOUR MOONS
Pending             March 15, 2000             FOUR MOONS & Design

Owner:              US Office Products, Chicago District, LLC

Registration No.    Registration Date          Mark
2101937             September 30, 1997         OFFICE EXTRA

Owner:              Bindery Systems, Inc.

Registration No.    Registration Date          Mark
1899324             June 13, 1995              AAA COFFEE SERVICES & Design

Owner:              Mail Boxes Etc. USA, Inc.

Registration No.    Registration Date          Mark
1868630             December 20, 1994          BIG OR SMALL WE SHIP IT ALL
2097177             January 16, 1997           COPIES. NOT COPIES Logo
2139907             March 3, 1998              ETC. ETC. ETC.
2002159             September 24, 1996         IT'S NOT WHAT WE DO, IT'S HOW WE
                                               DO IT
2002217             September 24, 1996         MAIL BOXES ETC.
1505212             September 20, 1998         MAIL BOXES ETC. & Design
1609326             August 7, 1990             MAIL BOXES ETC. & Design
1344959             June 25, 1985              MAIL BOXES ETC. USA
1352021             July 30, 1985              MAIL BOXES ETC. USA
1342528             June 18, 1985              MAIL BOXES ETC. USA & Design
1344960             June 25, 1985              MAIL BOXES ETC. USA & Design
1880837             February, 28, 1985         MAKING BUSINESS BETTER
2348287             May 9, 2000                MBE
1336573             December 23, 1983          MBE & Map Design
1726118             October 20, 1992           MBE & Square Globe Design
Pending             December 12, 1997          MBE BUSINESS EXPRESS
Pending             October 14, 1997           MBE EXPRESS
2156007             May 12, 1998               MBE MAIL BOXES ETC. & Design
1918375             September 12, 1995         MBENET
1305345             November 13, 1984          MINUTE MAIL
2216861             January 12, 1999           NO FINE PRINT

2092938             September 2, 1997          NO LIMIT SHIPPING
1306328             November 20, 1984          THE POST OFFICE ALTERNATIVE
1880087             February 21, 1995          THE TOTAL SHIPPING SOLUTION
1862799             November 15, 1994          TICKETNET
2000598             September 17, 1996         WE'RE THE BIGGEST BECAUSE WE
                                               DO IT RIGHT!

                             Internet Domain Names

Owner: OE Acquisition Corp.

Domain Names

usop.com
usop.org
usofficeproducts.com
usofficeproducts.net
usofficeproducts.org
usopnet.com
myusopnet.com
usrefresh.com
usrefresh.org
usrefresh.net
usofficefurn.org
usofficefurn.com
usofficefurn.net



Owner: Mail Boxes Etc. USA, Inc.

mbe.com
mbeonline.com
gmbe.com
mbefoundation.org
mbemail.com
mbemail.org
mbebiz.com
mbe-online.com
wedeliverdreams.org


Borrower owns no material United States patents, patent applications, or material United States trademark licenses or patent licenses.

                                  SCHEDULE 6.10

                              EXISTING INVESTMENTS

PROMISSORY NOTES FROM BLUE STAR GROUP LTD. TO USOPN, INC.

PROMISSORY NOTE #:             DATE OF ADVANCE                AMOUNT
001                            March 13, 1996                 $25,000,000

002                            May 22, 1996                   $ 8,500,000

003                            June 17, 1996                  $ 3,000,000

004                            July 15, 1996                  $21,500,000

005                            July 26, 1996                  $35,000,000

007                            August 15, 1996                $ 4,000,000


PROMISSORY NOTES FROM BLUE STAR GROUP PARTY, LTD. TO USOPN, INC.

PROMISSORY NOTE #:             DATE OF ADVANCE                AMOUNT
003                            December 18, 1997              $ 1,120,000

004                            January 29, 1998               $20,420,000


PROMISSORY NOTE FROM MAIL BOXES ETC TO U.S. OFFICE PRODUCTS COMPANY

Dated April 23, 1999, for $100,000,000.00

Interest-only payments of 9% due until maturity of April 23, 2004.)

This Note was assigned to Mail Boxes Etc. USA, Inc. on July 19, 1999.

The recitals in the Assumption Agreement state that the Note was payable to KOF-CT Acquisition Corporation, as the assignee of U.S. Office Products Company.